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                                                                     EXHIBIT 2a




                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                        HOUSTON INDUSTRIES INCORPORATED,

                       HOUSTON LIGHTING & POWER COMPANY,

                                HI MERGER, INC.

                                      AND

                               NORAM ENERGY CORP.

                          DATED AS OF AUGUST 11, 1996





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                               TABLE OF CONTENTS


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
ARTICLE I          THE MERGERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
         1.1       The Mergers; Effective Time of the Mergers   . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
                   (a)    The HII/HL&P Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
                   (b)    The NorAm Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
         1.2       Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
         1.3       Effects of the HII/HL&P Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
         1.4       Effects of the NorAm Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-

ARTICLE II         EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF THE CONSTITUENT
                   CORPORATIONS; EXCHANGE OF CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
         2.1       Effect of HII/HL&P Merger on Capital Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
                   (a)    Cancellation of HL&P Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
                   (b)    Cancellation of Treasury Stock and HL&P-Owned Stock . . . . . . . . . . . . . . . . . . . . -4-
                   (c)    Exchange of HII Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                   (d)    Treatment of HII Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                   (e)    HL&P Preferred Stock Unchanged  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
         2.2       Effect of NorAm Merger on Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                   (a)    Merger Sub Capital Stock Unchanged  . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
                   (b)    Cancellation of Treasury Stock and HL&P-Owned Stock . . . . . . . . . . . . . . . . . . . . -6-
                   (c)    Exchange Ratio for NorAm Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
                   (d)    NorAm Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                   (e)    Treatment of NorAm Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
                   (f)    NorAm Convertible Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
                   (g)    NorAm Convertible Junior Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
         2.3       Exchange of Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                   (a)    Exchange of HII Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                   (b)    Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                   (c)    Exchange Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
                   (d)    Distributions with Respect to Unexchanged Shares  . . . . . . . . . . . . . . . . . . . .  -10-
                   (e)    No Further Ownership Rights in NorAm Common Stock . . . . . . . . . . . . . . . . . . . .  -11-
                   (f)    No Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
                   (g)    Termination of Exchange Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
                   (h)    No Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
         2.4       Allocation of Merger Consideration; Election Procedures  . . . . . . . . . . . . . . . . . . . .  -12-
                   (a)    Allocation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
                   (b)    Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
                   (c)    Procedure for Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
                   (d)    Revocation of Election; Return of Certificates  . . . . . . . . . . . . . . . . . . . . .  -14-
                   (e)    Proration of Cash Election Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
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                   (f)    Proration of Stock Election Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
                   (g)    No Proration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
                   (h)    Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-

ARTICLE III        REPRESENTATIONS AND WARRANTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
         3.1       Representations and Warranties of NorAm  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
                   (a)    Organization, Standing and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
                   (b)    Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
                   (c)    Authority; No Violations; Consents and Approvals  . . . . . . . . . . . . . . . . . . . .  -18-
                   (d)    SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
                   (e)    Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
                   (f)    Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                   (g)    No Undisclosed Material Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                   (h)    No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                   (i)    Compliance with Applicable Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                   (j)    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                   (k)    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                   (l)    Employee Matters; ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
                   (m)    Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
                   (n)    Intangible Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
                   (o)    Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-
                   (p)    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
                   (q)    Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
                   (r)    Regulatory Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
                   (s)    Regulation as a Utility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
                   (t)    Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
                   (u)    Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
                   (v)    Beneficial Ownership of HII Common Stock  . . . . . . . . . . . . . . . . . . . . . . . .  -36-
                   (w)    Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
                   (x)    Article Fifth of NorAm Restated Certificate of Incorporation and
                          Section 203 of the DGCL Not Applicable  . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
                   (y)    Change in Control Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
         3.2       Representations and Warranties of HL&P and HII   . . . . . . . . . . . . . . . . . . . . . . . .  -37-
                   (a)    Organization, Standing and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
                   (b)    Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
                   (c)    Authority; No Violations; Consents and Approvals  . . . . . . . . . . . . . . . . . . . .  -39-
                   (d)    SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
                   (e)    Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -41-
                   (f)    Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . .  -41-
                   (g)    No Undisclosed Material Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
                   (h)    No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
                   (i)    Compliance with Applicable Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
                   (j)    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
                   (k)    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-

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
                   (l)    Employee Matters; ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
                   (m)    Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -49-
                   (n)    Intangible Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -50-
                   (o)    Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -50-
                   (p)    Regulation as a Utility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-
                   (q)    Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-
                   (r)    Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-
                   (s)    Beneficial Ownership of NorAm Common Stock  . . . . . . . . . . . . . . . . . . . . . . .  -52-
                   (t)    Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-
                   (u)    Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-
                   (v)    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
                   (w)    Regulatory Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
                   (x)    Representations with Respect to Merger Sub  . . . . . . . . . . . . . . . . . . . . . . .  -53-

ARTICLE IV         CONDUCT OF BUSINESS PENDING THE MERGERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
         4.1       Conduct of Business by NorAm Pending the Mergers   . . . . . . . . . . . . . . . . . . . . . . .  -53-
                   (a)    Ordinary Course . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
                   (b)    Dividends; Changes in Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
                   (c)    Issuance of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
                   (d)    Governing Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-
                   (e)    No Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-
                   (f)    No Dispositions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-
                   (g)    No Dissolution, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-
                   (h)    Certain Employee Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-
                   (i)    Indebtedness; Leases; Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . .  -56-
                   (j)    Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -56-
                   (k)    Affiliate Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -56-
                   (l)    Rate Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -57-
                   (m)    Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -57-
                   (n)    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -57-
                   (o)    Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -57-
                   (p)    Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -57-
                   (q)    Discharge of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
                   (r)    Other Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
                   (s)    Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
         4.2       Certain Restrictions in Respect of HII and HL&P  . . . . . . . . . . . . . . . . . . . . . . . .  -58-
                   (a)    Dividends; Changes in Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
                   (b)    Governing Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
                   (c)    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
                   (d)    Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
                   (e)    Certain Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -59-
                   (f)    Other Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -59-
                   (g)    Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -59-
         4.3       No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -59-

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ARTICLE V          ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -60-
         5.1       Preparation of S-4 and the Joint Proxy Statement   . . . . . . . . . . . . . . . . . . . . . . .  -60-
         5.2       Letter of NorAm's Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -61-
         5.3       Letter of HII's Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -61-
         5.4       Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -61-
         5.5       NorAm Stockholders' Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -61-
         5.6       HII Shareholders' Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -62-
         5.7       Regulatory and Other Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -62-
                   (a)    HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -62-
                   (b)    Other Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -62-
                   (c)    Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -62-
         5.8       Agreements of Others   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -63-
         5.9       Authorization for Shares and Stock Exchange Listing  . . . . . . . . . . . . . . . . . . . . . .  -63-
         5.10      Employee Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -63-
         5.11      Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -66-
         5.12      Indemnification; Directors' and Officers' Insurance  . . . . . . . . . . . . . . . . . . . . . .  -67-
         5.13      Compliance with WARN Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -68-
         5.14      Agreement to Defend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -69-
         5.15      Public Announcements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -69-
         5.16      Other Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -69-
         5.17      Advice of Changes; SEC Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -69-
         5.18      Reorganization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -69-
         5.19      HII/HL&P Merger Surviving Corporation Board of Directors   . . . . . . . . . . . . . . . . . . .  -69-
         5.20      Execution of Supplemental Indentures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -70-
         5.21      Disclosure Schedules   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -70-
         5.22      Fairness Opinions Not Withdrawn  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -70-

ARTICLE VI         CONDITIONS PRECEDENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -70-
         6.1       Conditions to Each Party's Obligation to Effect the Merger   . . . . . . . . . . . . . . . . . .  -70-
                   (a)    NorAm Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -70-
                   (b)    HII Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -70-
                   (c)    NYSE Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -70-
                   (d)    Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -71-
                   (e)    S-4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -71-
                   (f)    No Injunctions or Restraints  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -71-
         6.2       Conditions of Obligations of HII, HL&P and Merger Sub  . . . . . . . . . . . . . . . . . . . . .  -71-
                   (a)    Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -71-
                   (b)    Performance of Obligations of NorAm . . . . . . . . . . . . . . . . . . . . . . . . . . .  -72-
                   (c)    Letters from Rule 145 Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -72-
                   (d)    Number of NorAm Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -72-
                   (e)    Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -72-
                   (f)    No Material Limitations or Restraints . . . . . . . . . . . . . . . . . . . . . . . . . .  -72-
                   (g)    NorAm Required Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -72-


         6.3       Conditions of Obligations of NorAm   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -73-
                   (a)    Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -73-
                   (b)    Performance of Obligations of HII, HL&P and Merger Sub  . . . . . . . . . . . . . . . . .  -73-
                   (c)    Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -73-
                   (d)    HII Required Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -73-

ARTICLE VII        TERMINATION AND AMENDMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -73-
         7.1       Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -73-
         7.2       Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -76-
         7.3       Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -77-
         7.4       Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -77-
         7.5       Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -77-

ARTICLE VIII       ALTERNATIVE MERGER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -77-
         8.1       Alternative Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -77-
         8.2       Effects of the Alternative Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -78-
         8.3       Effect of the Alternative Merger on the Capital Stock of the Alternative
                   Merger Constituent Corporations; Exchange of Certificates  . . . . . . . . . . . . . . . . . . .  -79-
         8.4       Amendment to This Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -79-
         8.5       The Second Alternative Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -79-
         8.6       Effects of the Second Alternative Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . .  -80-
         8.7       Effect of the Second Alternative Merger on the Capital Stock of the
                   Second Alternative Merger Constituent Corporations; Exchange of
                   Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -80-
         8.8       Amendment to This Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -81-

ARTICLE IX         GENERAL PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -81-
         9.1       Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -81-
         9.2       Nonsurvival of Representations, Warranties and Agreements  . . . . . . . . . . . . . . . . . . .  -81-
         9.3       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -81-
         9.4       Interpretation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -83-
         9.5       Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -83-
         9.6       Entire Agreement; No Third Party Beneficiaries   . . . . . . . . . . . . . . . . . . . . . . . .  -83-
         9.7       Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -83-
         9.8       No Remedy in Certain Circumstances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -83-
         9.9       Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -84-


                           GLOSSARY OF DEFINED TERMS

Defined Term                                                                          Defined in Section
- ------------                                                                          ------------------
1935 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(s)(i)
Acquisition Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.3(e)
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.1(k)
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Preamble
Alternative Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Recitals
Alternative Merger Articles of Merger . . . . . . . . . . . . . . . . . . . . . . . .      8.1(b)
Alternative Merger Certificate of Merger  . . . . . . . . . . . . . . . . . . . . . .      8.1(b)
Alternative Merger Constituent Corporations . . . . . . . . . . . . . . . . . . . . .      8.2(a)
Alternative Merger Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . .      8.1(b)
Alternative Merger Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . .      8.2(a)
Average Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2(c)(ii)
Cash Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2(c)(i)
Cash Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.4(b)
Cash Election Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.4(a)
Cash Election Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.4(e)
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.3(c)
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.1(a)
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.2
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Recitals
Confidentiality Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.4
CS First Boston . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(q)
Cycle X Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.10(d)
DGCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.1(b)
Disclosure Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.21
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.1(b)
Election Deadline . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.4(c)
Environmental Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(o)(i)(A)
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(o)(i)(B)
Environmental Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(o)(iii)
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(l)(i)(D)
Excess Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.3(f)
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(c)(iii)
Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.3(b)
Exchange Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.3(b)
FERC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(c)(iii)
Form of Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.4(c)
Fractional Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.3(f)
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(d)
Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(c)(iii)
Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(o)(i)(C)
HII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Preamble
HII Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(l)(i)


Defined Term                                                                        Defined in Section
- ------------                                                                        ------------------
HII Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(l)(i)
HII Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.1
HII Common Stock Repurchase Program . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(f)
HII Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2
HII/HL&P Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Recitals
HII/HL&P Merger Articles of Merger  . . . . . . . . . . . . . . . . . . . . . . . . .      1.1(a)
HII/HL&P Merger Certificate of Merger . . . . . . . . . . . . . . . . . . . . . . . .      1.1(a)
HII/HL&P Merger Constituent Corporations  . . . . . . . . . . . . . . . . . . . . . .      1.3(a)
HII/HL&P Merger Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.1(a)
HII/HL&P Merger Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . .      1.3(a)
HII Intangible Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(n)
HII Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(j)
HII Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(j)
HII Pension Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(l)(ii)
HII Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(i)
HII Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(b)(ii)
HII Required Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(c)(ii)
HII SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(d)
HII Series A Preference Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.1(b)
HII Shareholders' Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.6
HII Stock Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.1(d)
HII Stock Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(b)(ii)
HII Stock Purchase Right  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.1(b)
HII Vote Matter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(c)(i)
HL&P  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Preamble
HL&P Class A Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.1(a)
HL&P Class B Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.1(a)
HL&P Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.1(c)
HL&P Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(b)(i)
HL&P Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.1(c)
HL&P SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.2(d)
HL&P Series A Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.1(c)
HL&P Stock Purchase Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.1(c)
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(c)(iii)
Indemnified Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.12(a)
Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.12(a)
Initial Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.1(c)
Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.1(f)
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(k)(ii)
Joint Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(c)(iii)
Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(a)
Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(a)
Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2(c)
Merger Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Preamble



Defined Term                                                                         Defined in Section
- ------------                                                                         ------------------
Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Recitals
Merrill Lynch . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(t)
Non-Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.4(b)
Non-Election Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.4(b)
NorAm . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Preamble
NorAm 10% Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(y)
NorAm Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(l)(i)(A)
NorAm Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(l)(i)(B)
NorAm Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2
NorAm Convertible Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2(f)
NorAm Convertible Junior Debentures . . . . . . . . . . . . . . . . . . . . . . . . .      2.2(g)
NorAm Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1
NorAm Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2(d)
NorAm Incentive Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.10(d)
NorAm Intangible Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(n)
NorAm Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(j)
NorAm Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Recitals
NorAm Merger Certificate of Merger  . . . . . . . . . . . . . . . . . . . . . . . . .      1.1(b)
NorAm Merger Constituent Corporations . . . . . . . . . . . . . . . . . . . . . . . .      1.4(a)
NorAm Merger Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.1(b)
NorAm Merger Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . .      1.4(a)
NorAm Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(j)
NorAm Pension Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(l)(i)(C)
NorAm Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(i)
NorAm Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(b)
NorAm Rabbi Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.10(g)
NorAm Representatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.3(a)
NorAm Required Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(c)(ii)
NorAm SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(d)
NorAm Stock Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2(e)(i)
NorAm Stock Option Election Form  . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2(e)(i)
NorAm Stock Option Election Period  . . . . . . . . . . . . . . . . . . . . . . . . .      2.2(e)(i)
NorAm Stock Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(b)
NorAm Stockholders' Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.5
NYSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2(c)(ii)
PBGC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(l)(i)(E)
Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(o)(i)(D)
Reportable Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(l)(i)(F)
Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(k)(i)
Rule 145 Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.8
S-4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(e)
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(a)
Second Alternative Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Recitals
Second Alternative Merger Certificate of Merger . . . . . . . . . . . . . . . . . . .      8.5(b)

Defined Term                                                                        Defined in Section
- ------------                                                                        ------------------
Second Alternative Merger Constituent Corporations  . . . . . . . . . . . . . . . . .      8.6(a)
Second Alternative Merger Effective Time  . . . . . . . . . . . . . . . . . . . . . .      8.5(b)
Second Alternative Merger Surviving Corporation . . . . . . . . . . . . . . . . . . .      8.6(a)
Section 5.10(b) Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.10(b)
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(d)
Significant Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(a)
Spread  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2(e)(ii)
Stock Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2(c)(ii)
Stock Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.4(b)
Stock Election Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.4(a)
Stock Election Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.4(e)
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.1(b)
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(k)
TBCA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.1(a)
Trading Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.2(c)(ii)
Voting Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.1(b)
WARN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.13


                          AGREEMENT AND PLAN OF MERGER

                 AGREEMENT AND PLAN OF MERGER, dated as of August 11, 1996 (this "Agreement"), by and among Houston Industries Incorporated, a Texas corporation ("HII"), Houston Lighting & Power Company, a Texas corporation and a wholly owned subsidiary of HII ("HL&P"), HI Merger, Inc., a Delaware corporation and a direct wholly owned subsidiary of HII ("Merger Sub"), and NorAm Energy Corp., a Delaware corporation ("NorAm").

                 WHEREAS, HII and NorAm have determined to engage in a strategic business combination;

                 WHEREAS, in furtherance thereof, the respective Boards of Directors of HII, HL&P, Merger Sub and NorAm have approved this Agreement and the merger of NorAm with and into Merger Sub, with Merger Sub being the surviving corporation (the "NorAm Merger"), and the respective Boards of Directors of HII and HL&P have approved the merger of HII with and into HL&P, with HL&P being the surviving corporation (the "HII/HL&P Merger," and together with the NorAm Merger, the "Mergers"), which merger would occur immediately prior to the NorAm Merger;

                 WHEREAS, the respective Boards of Directors of HII, HL&P, Merger Sub and NorAm (i) have approved, but only in the circumstances set forth in Section 8.1 and then in lieu of the Mergers, the merger of NorAm and HII with and into HL&P, with HL&P being the surviving corporation (the "Alternative Merger") and (ii) have approved, but only in the circumstances set forth in
Section 8.5 and then in lieu of the Mergers, the merger of NorAm with and into Merger Sub, with Merger Sub being the surviving corporation (the "Second Alternative Merger");

                 WHEREAS, the respective Boards of Directors of HII, HL&P, Merger Sub and NorAm have determined that it is in the best interests of their respective stockholders for the Mergers (or, if applicable, the Alternative Merger or the Second Alternative Merger) to be effected upon the terms and subject to the conditions of this Agreement;

                 WHEREAS, for federal income tax purposes, it is intended that each of the HII/HL&P Merger and the NorAm Merger (or if applicable, the Alternative Merger or the Second Alternative Merger) shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(b) of the Code; and

                 WHEREAS, HII, HL&P, Merger Sub and NorAm desire to make certain representations, warranties, covenants and agreements in connection with the Mergers (or, if applicable, the Alternative Merger or the Second Alternative Merger) and also to prescribe various conditions to the Mergers (or, if applicable, the Alternative Merger or the Second Alternative Merger);

                 NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGERS

                 1.1 The Mergers; Effective Time of the Mergers. Upon the terms and subject to the conditions of this Agreement:

                 (a) The HII/HL&P Merger. At the HII/HL&P Merger Effective Time (as hereinafter defined), HII shall be merged with and into HL&P in accordance with the Texas Business Corporation Act (the "TBCA"). As soon as practicable at or after the closing of the Mergers (the "Closing"), articles of merger, prepared and executed in accordance with the relevant provisions of the TBCA, with respect to the HII/HL&P Merger (the "HII/HL&P Merger Articles of Merger") shall be filed with the Secretary of State of the State of Texas. The HII/HL&P Merger Articles of Merger shall state that the HII/HL&P Merger is to become effective immediately upon filing of the HII/HL&P Merger Articles of Merger with the Secretary of State of the State of Texas or, if agreed to by HII, HL&P and NorAm, at such time thereafter as is provided in the HII/HL&P Merger Articles of Merger. The HII/HL&P Merger shall become effective at the time of the issuance of the certificate of merger with respect to the HII/HL&P Merger (the "HII/HL&P Merger Certificate of Merger") by the Secretary of State of the State of Texas or, if a later effective time was provided in the HII/HL&P Merger Articles of Merger, such later time (the "HII/HL&P Merger Effective Time").

                 (b) The NorAm Merger. At the NorAm Merger Effective Time (as hereinafter defined), NorAm shall be merged with and into Merger Sub in accordance with the Delaware General Corporation Law (the "DGCL"). As soon as practicable at or after the Closing, a certificate of merger, prepared and executed in accordance with the relevant provisions of the DGCL, with respect to the NorAm Merger (the "NorAm Merger Certificate of Merger") shall be filed with the Secretary of State of the State of Delaware. The NorAm Merger Certificate of Merger shall state that the NorAm Merger shall become effective immediately following the HII/HL&P Merger Effective Time or, if agreed to by HL&P, Merger Sub and NorAm, at such time thereafter as is provided in the NorAm Merger Certificate of Merger. The NorAm Merger shall become effective at the time that the NorAm Merger Certificate of Merger shall be duly filed with the Secretary of State of the State of Delaware or, if a later effective time was provided in the NorAm Merger Certificate of Merger, such later time (the "NorAm Merger Effective Time" or the "Effective Time"). The effective time specified in the HII/HL&P Merger Articles of Merger shall be prior to the effective time specified in the NorAm Merger Certificate of Merger.

                 1.2 Closing. The Closing shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the fifth business day after satisfaction (or waiver in accordance with this Agreement) of the latest to occur of the conditions set forth in Article VI (the "Closing Date"), at the offices of Baker & Botts, L.L.P., 910 Louisiana, Houston, Texas 77002, unless another date or place is agreed to in writing by the parties.

                 1.3      Effects of the HII/HL&P Merger.

                 (a) At the HII/HL&P Merger Effective Time: (i) HII shall be merged with and into HL&P, the separate existence of HII shall cease and HL&P shall continue as the surviving corporation (HII and HL&P are sometimes referred to herein as the "HII/HL&P Merger Constituent Corporations" and HL&P is sometimes referred to herein as the "HII/HL&P Merger Surviving Corporation"); (ii) Article I and
         Article VI of the Restated Articles of Incorporation of HL&P shall be amended as set forth in Exhibit A hereto and, as so amended, such Restated Articles of Incorporation shall be the Articles of Incorporation of the HII/HL&P Merger Surviving Corporation; and (iii) the Bylaws of HII as in effect immediately prior to the HII/HL&P Merger Effective Time shall be the Bylaws of the HII/HL&P Merger Surviving Corporation.

                 (b) The directors and officers of HII at the HII/HL&P Merger Effective Time shall, from and after the HII/HL&P Merger Effective Time, be the initial directors and officers of the HII/HL&P Merger Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the HII/HL&P Merger Surviving Corporation's Articles of Incorporation and Bylaws. Each officer of HL&P at the HII/HL&P Merger Effective Time shall, from and after the HII/HL&P Merger Effective Time, hold the same office at the Houston Lighting & Power Company Division of the HII/HL&P Merger Surviving Corporation as held at HL&P immediately prior to the HII/HL&P Merger Effective Time and shall serve in such office until his or her successor has been duly appointed and qualified or until his or her earlier death, resignation or removal in accordance with the HII/HL&P Merger Surviving Corporation's Articles of Incorporation and Bylaws.

                 (c) The HII/HL&P Merger shall have the effects set forth in this Section 1.3 and the applicable provisions of the TBCA.

                 1.4      Effects of the NorAm Merger.

                 (a) At the NorAm Merger Effective Time: (i) NorAm shall be merged with and into Merger Sub, the separate existence of NorAm shall cease and Merger Sub shall continue as the surviving corporation (Merger Sub and NorAm are sometimes referred to herein as the "NorAm Merger Constituent Corporations" and Merger Sub is sometimes referred to herein as the "NorAm Merger Surviving Corporation"); (ii) the Certificate of Incorporation of Merger Sub shall be amended to change the name of Merger Sub to "NorAm Energy Corp.," and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the NorAm Merger Surviving Corporation; and (iii) the Bylaws of Merger

         Sub as in effect immediately prior to the NorAm Merger Effective Time shall be the Bylaws of the NorAm Merger Surviving Corporation.

                 (b) The directors of Merger Sub at the NorAm Merger Effective Time shall, from and after the NorAm Merger Effective Time, be the initial directors of the NorAm Merger Surviving Corporation and the officers of NorAm at the NorAm Merger Effective Time shall, from and after the NorAm Merger Effective Time, be the initial officers of the NorAm Merger Surviving Corporation, and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the NorAm Merger Surviving Corporation's Certificate of Incorporation and Bylaws.

                 (c) The NorAm Merger shall have the effects set forth in this Section 1.4 and the applicable provisions of the DGCL.

                                   ARTICLE II

               EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                 2.1 Effect of HII/HL&P Merger on Capital Stock. At the HII/HL&P Merger Effective Time, by virtue of the HII/HL&P Merger and without any action on the part of the holder of any shares of common stock, no par value, of HII ("HII Common Stock") or capital stock of HL&P:

                 (a) Cancellation of HL&P Common Stock. Each issued and outstanding share of common stock, Class A, no par value, of HL&P ("HL&P Class A Common Stock") and each issued and outstanding share of common stock, Class B, no par value, of HL&P ("HL&P Class B Common Stock") that is owned directly or indirectly by HII shall be canceled and retired and shall cease to exist and no stock of HL&P or other consideration shall be delivered or deliverable in exchange therefor.

                 (b) Cancellation of Treasury Stock and HL&P-Owned Stock. Each share of HII Common Stock and each associated right (a "HII Stock Purchase Right") to purchase one two-hundredth of a share of Series A Preference Stock, no par value, of HII ("HII Series A Preference Stock"), and all other shares of capital stock of HII that are owned by HII as treasury stock and any shares of HII Common Stock and all other shares of capital stock of HII owned by HL&P, Merger Sub or any other wholly owned Subsidiary (as hereinafter defined) of HL&P or HII shall be canceled and retired and shall cease to exist and no stock of HL&P or other consideration shall be delivered or deliverable in exchange therefor. All references in this Agreement to HII Common Stock shall be deemed to include the associated HII Stock Purchase Right. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which are held by such party or any Subsidiary of such party that do not have a majority of the voting interest in such partnership); or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries.

                 (c) Exchange of HII Common Stock. Each share of HII Common Stock issued and outstanding immediately prior to the HII/HL&P Merger Effective Time (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into one share of common stock, no par value, of HII/HL&P Merger Surviving Corporation ("HL&P Common Stock"), together with the corresponding number of associated rights ("HL&P Stock Purchase Rights") to purchase one one-hundredth of a share of Series A Junior Preferred Stock, without par value, of HII/HL&P Merger Surviving Corporation ("HL&P Series A Preferred Stock") pursuant to an Amended and Restated Rights Agreement among HII, HL&P and Texas Commerce Bank National Association, as Rights Agent (the "HL&P Rights Agreement"). The HII Rights Agreement shall be amended and restated to become the HL&P Rights Agreement and shall provide for (i) the HII Stock Purchase Rights to be converted into HL&P Stock Purchase Rights and (ii) the HL&P Stock Purchase Rights to attach to shares of HL&P Common Stock issued as consideration in the NorAm Merger, and to make such other changes as HL&P determines are appropriate. All references in this Agreement to the HL&P Common Stock to be received pursuant to the Mergers shall be deemed to include the associated HL&P Stock Purchase Rights. All such shares of HII Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of HL&P Common Stock.

                 (d) Treatment of HII Stock Options. Each unexpired option to purchase HII Common Stock issued by HII that is outstanding at the HII/HL&P Merger Effective Time (a "HII Stock Option"), whether or not exercisable, shall automatically and without any action on the part of the holder thereof be converted into an option to purchase the number of shares of HL&P Common Stock equal to the number of shares of HII Common Stock that could be purchased under such HII Stock Option at a price per share of HL&P Common Stock equal to the per share exercise price of such HII Stock Option.

                 (e) HL&P Preferred Stock Unchanged. Each issued and outstanding share of cumulative preferred stock, no par value, of HL&P shall not be converted or otherwise affected by the HII/HL&P Merger and shall remain outstanding after the HII/HL&P Merger.

                 2.2 Effect of NorAm Merger on Capital Stock. At the NorAm Merger Effective Time, by virtue of the NorAm Merger and without any action on the part of the holder of any shares of common stock, par value $.625 per share, of NorAm ("NorAm Common Stock") or capital stock of Merger Sub:

                 (a) Merger Sub Capital Stock Unchanged. Each issued and outstanding share of the capital stock of Merger Sub shall not be converted or otherwise affected by the NorAm Merger and shall remain outstanding after the NorAm Merger.

                 (b) Cancellation of Treasury Stock and HL&P-Owned Stock. Each share of NorAm Common Stock and all other shares of capital stock of NorAm that are owned by NorAm as treasury stock and any shares of NorAm Common Stock and all other shares of capital stock of NorAm owned by HL&P, Merger Sub or any other wholly owned Subsidiary of HL&P or NorAm shall be canceled and retired and shall cease to exist and no stock of HL&P or other consideration shall be delivered or deliverable in exchange therefor.

                 (c)      Exchange Ratio for NorAm Common Stock.

                          (i) Subject to the provisions of Section 2.3(f) hereof, each share of NorAm Common Stock issued and outstanding immediately prior to the NorAm Merger Effective Time (other than NorAm Dissenting Shares (as defined in
                 Section 2.2(d)) and shares to be canceled in accordance with
                 Section 2.2(b)) shall be converted into (x) the Stock Consideration (as defined in Section 2.2(c)(ii)) or (y) $16.00 in cash (the "Cash Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected, in accordance with Section 2.4 (collectively, the "Merger Consideration"); provided, however, that, in any event, if between the date of this Agreement and the NorAm Merger Effective Time the outstanding shares of NorAm Common Stock or HII Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares (other than, with respect to the HII Common Stock, pursuant to the HII/HL&P Merger), the Cash Consideration and the Stock Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. In the event the Effective Time has not occurred by the date that is nine months after the date hereof, the Cash Consideration shall be increased by simple interest on such amount at the rate of 2% per quarter from the date that is nine months after the date hereof to the Effective Time (based on a year of 365 days). All such shares of NorAm Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Stock Consideration or the Cash Consideration, as the case may be, and cash in lieu of fractional shares of HL&P Common Stock as contemplated by Section 2.3(f), to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.3, without interest.

                          (ii)    As used in this Agreement:

                          "Average Price" means the average of the closing
                 prices of HII Common Stock, rounded to four decimal places (if the fifth, sixth and seventh decimal places of such average are (x) 499 or lower, then the fourth decimal place of such average shall remain the same, or (y) 500 or higher, then the fourth decimal place of such average shall be increased by 1), as reported in The Wall Street Journal's New York Stock Exchange Composite Transaction Reports, for each of the first 20 consecutive Trading Days in the period commencing 25 Trading Days prior to the Closing Date.

                          "Stock Consideration" is (x) if the Average Price of
                 HII Common Stock is $21.25 or lower, .7529 shares of HL&P Common Stock; (y) if the Average Price of HII Common Stock is $26.00 or greater, .6154 shares of HL&P Common Stock; or (z) if the Average Price of the HII Common Stock is greater than $21.25 but less than $26.00, that portion of a share of HL&P Common Stock equal to the quotient of $16.00 divided by the Average Price of the HII Common Stock.

                          "Trading Day" means a day on which the New York Stock
                 Exchange (the "NYSE") is open for trading.

                 (d) NorAm Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, no share of NorAm Common Stock, the holder of which shall not have voted shares in favor of the NorAm Merger and shall have properly complied with the provisions of Section 262 of the DGCL as to appraisal rights (a "NorAm Dissenting Share"), shall be deemed converted into and to represent the right to receive Merger Consideration hereunder; and the holders of NorAm Dissenting Shares, if any, shall be entitled to payment, solely from the NorAm Merger Surviving Corporation, of the appraised value of such NorAm Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if any holder of NorAm Dissenting Shares shall, under the circumstances permitted by the DGCL, subsequently deliver a written withdrawal of his or her demand for appraisal of such NorAm Dissenting Shares, (ii) if any holder fails to establish his or her entitlement to rights to payment as provided in such Section 262 or (iii) if neither any holder of NorAm Dissenting Shares nor the NorAm Merger Surviving Corporation has filed a petition demanding a determination of the value of all NorAm Dissenting Shares within the time provided in such Section 262, such holder or holders (as the case may be) shall forfeit such right to payment for such NorAm Dissenting Shares pursuant to such Section 262 and each such NorAm Dissenting Share shall thereupon be treated as a Non-Election Share for purposes of
         Section 2.4. NorAm shall give HII (i) prompt notice of any written demands for appraisal of any NorAm Common Stock, attempted withdrawals of such demands and any other instruments received by NorAm relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. NorAm shall not, except with the prior written consent of HII, voluntarily make any payment with respect to any demands for appraisals of NorAm Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

                 (e)      Treatment of NorAm Stock Options.

                          (i) Each holder of an unexpired employee stock option to purchase NorAm Common Stock, along with any tandem stock appreciation right, that is outstanding at the Effective Time (a "NorAm Stock Option"), whether or not then exercisable, shall be entitled within the NorAm Stock Option Election Period (as hereinafter defined) to elect to either
                 (x) have all or any portion of his or her NorAm Stock Options canceled and "cashed out" pursuant to Section 2.2(e)(ii) or
                 (y) have all or any portion of his or her NorAm Stock Options assumed by HL&P as provided in Section 5.11. Elections to be made by holders of NorAm Stock Options shall be made on a form mutually agreed upon by NorAm and HL&P (a "NorAm Stock Option Election Form") to be provided by NorAm to such holders on the day on which HL&P publicly announces the Closing Date (which date shall be no less than five Trading Days prior to the Closing Date). To be effective, a NorAm Stock Option Election Form must be properly completed, signed and submitted to HL&P or its designated agent by 5:00 p.m. on the business day immediately prior to the Closing Date. A holder of NorAm Stock Options who does not make a proper election shall be deemed to have elected to have his or her NorAm Stock Options "cashed out" pursuant to Section 2.2(e)(ii). For purposes of this Agreement, the "NorAm Stock Option Election Period" means the period of time beginning on the day on which HL&P publicly announces the Closing Date and ending at 5:00 p.m. on the business day immediately prior to the Closing Date.

                          (ii) If a holder of NorAm Stock Options elects to be "cashed out" pursuant to this Section or does not properly make an election in accordance with Section 2.2(e)(i), the NorAm Stock Options of such holder shall be canceled by NorAm immediately prior to the Effective Time, and each such holder of a canceled NorAm Stock Option shall be entitled to receive, as soon as practicable after the Effective Time, in consideration for the cancellation of such NorAm Stock Option an amount in cash equal to the product (the "Spread") of (x) the total number of shares of NorAm Common Stock subject to such NorAm Stock Option and (y) the excess, if any, of (1) the Cash Consideration over (2) the exercise price per share of the NorAm Common Stock previously subject to such NorAm Stock Option.

                 (f) NorAm Convertible Debentures. HL&P shall agree to assume all of NorAm's obligations under NorAm's 6% Convertible Subordinated Debentures due 2012 (the "NorAm Convertible Debentures"), including, without limitation, the conversion provisions of the NorAm Convertible Debentures. Following the Effective Time, each outstanding NorAm Convertible Debenture will be convertible into the amount of Stock Consideration (and cash in lieu of fractional shares of HL&P Common Stock) and Cash Consideration which the holder thereof would have had the right to receive after the Effective Time if such NorAm

         Convertible Debenture had been converted immediately prior to the Effective Time and the holder thereof had made the Stock Election and received the Stock Consideration with respect to 50% of the shares of NorAm Common Stock issuable upon such conversion of the holder's NorAm Convertible Debentures and made the Cash Election and received the Cash Consideration with respect to the remaining 50% of such NorAm Common Stock.

                 (g) NorAm Convertible Junior Debentures. HL&P shall agree to assume all of NorAm's obligations under NorAm's 6 1/4% Convertible Junior Subordinated Debentures (the "NorAm Convertible Junior Debentures"), including, without limitation, the conversion provisions of the NorAm Convertible Junior Debentures. Following the Effective Time, each outstanding NorAm Convertible Junior Debenture will be convertible into the amount of Stock Consideration (and cash in lieu of fractional shares of HL&P Common Stock) and Cash Consideration which the holder thereof would have had the right to receive after the Effective Time if such NorAm Convertible Junior Debenture had been converted immediately prior to the Effective Time and the holder thereof had made the Stock Election and received the Stock Consideration with respect to 50% of the shares of NorAm Common Stock issuable upon such conversion of the holder's NorAm Convertible Junior Debentures and made the Cash Election and received the Cash Consideration with respect to the remaining 50% of such NorAm Common Stock.

                 2.3      Exchange of Certificates.

                 (a) Exchange of HII Common Stock. Following the HII/HL&P Merger Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of HII Common Stock may, but shall not be required to, surrender the same to HL&P for cancellation or transfer, and each such holder or transferee will be entitled to receive certificates representing the same number of shares of HL&P Common Stock as the shares of HII Common Stock previously represented by the stock certificates surrendered. Until so surrendered or presented for transfer, each outstanding certificate which, prior to the HII/HL&P Merger Effective Time, represented HII Common Stock shall be deemed and treated for all purposes to represent the ownership of the same number of shares of HL&P Common Stock as though such surrender or transfer and exchange had taken place. The stock transfer books for the HII Common Stock shall be deemed to be closed at the HII/HL&P Merger Effective Time and no transfer of outstanding shares of HII Common Stock shall thereafter be made on such books, but when certificates that formerly represented shares of HII Common Stock are duly presented to HII/HL&P Merger Surviving Corporation or its transfer agent for exchange or transfer, HII/HL&P Merger Surviving Corporation will cause to be issued in respect thereof certificates representing an equal number of shares of HL&P Common Stock.

                 (b) Exchange Agent. As of the Effective Time, HL&P shall deposit with such bank or trust company designated by HL&P and reasonably acceptable to NorAm (the "Exchange Agent"), for the benefit of the holders of shares of NorAm Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, cash equal to the total aggregate Cash Consideration and certificates representing the shares of HL&P Common Stock (such shares of HL&P Common Stock, together with any dividends or distributions with respect thereto and the total aggregate Cash Consideration, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.2 in exchange for outstanding shares of NorAm Common Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Stock Consideration and the Cash Consideration contemplated to be issued pursuant to
         Section 2.2 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

                 (c) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of NorAm Common Stock (the "Certificates"), which holder's shares of NorAm Common Stock were converted into the right to receive the Merger Consideration: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as HL&P may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by HL&P, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of HL&P Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and cash in lieu of fractional shares of HL&P Common Stock as contemplated by Section 2.3(f) if such holder is entitled to receive the Stock Consideration, or cash, in an amount equal to the Cash Consideration, if such holder is entitled to receive the Cash Consideration, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of NorAm Common Stock which is not registered in the transfer records of NorAm, a certificate representing the appropriate number of shares of HL&P Common Stock may be issued to a transferee if the Certificate representing such NorAm Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the HL&P Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

                 (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to HL&P Common Stock declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the right to receive shares of HL&P Common

         Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(f) until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder thereof, without interest, if such holder is entitled to receive the Stock
         Consideration: (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of HL&P Common Stock to which such holder is entitled pursuant to Section 2.3(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of HL&P Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of HL&P Common Stock.

                 (e) No Further Ownership Rights in NorAm Common Stock. All shares of HL&P Common Stock issued upon the surrender for exchange of shares of NorAm Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.3(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of NorAm Common Stock, subject, however, to the NorAm Merger Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by NorAm on such shares of NorAm Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the NorAm Merger Surviving Corporation of the shares of NorAm Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the NorAm Merger Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                 (f) No Fractional Shares. No certificates or scrip representing fractional shares of HL&P Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this
         Article II, and, except as provided in this Section 2.3(f), no dividend or other distribution, stock split or interest shall relate to any such fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of HL&P. In lieu of any fractional security, each holder of shares of NorAm Common Stock who would otherwise have been entitled to a fraction of a share of HL&P Common Stock upon surrender of Certificates for exchange pursuant to this Article II will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the sum of (i) the net proceeds from the sale or sales by the Exchange Agent in accordance with the provisions of this Section 2.3(f), on behalf of all such holders, of the aggregate fractional shares of HL&P Common Stock issued pursuant to this Article II and
         (ii) the aggregate dividends or other distributions that are payable with respect to such shares of HL&P Common Stock pursuant to Section 2.3(d) (such dividends and distributions being herein called the "Fractional Dividends"). As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of whole shares of

         HL&P Common Stock delivered to the Exchange Agent by HL&P pursuant to
         Section 2.3(b) over (y) the aggregate number of whole shares of HL&P Common Stock to be distributed to the former holders of NorAm Common Stock pursuant to Section 2.3(c) (such excess being herein called the "Excess Securities") and the Exchange Agent, as agent for the former holders of NorAm Common Stock, shall sell the Excess Securities at the prevailing prices on the NYSE. The sale of the Excess Securities by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. HL&P shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Securities. Until the net proceeds of such sale of Excess Securities and the Fractional Dividends have been distributed to the former stockholders of NorAm, the Exchange Agent will hold such proceeds and dividends in trust for such former stockholders. As soon as practicable after the determination of the amount of cash to be paid to former stockholders of NorAm in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former stockholders.

                 (g) Termination of Exchange Agent. Any portion of the Exchange Fund and any cash in lieu of fractional shares of HL&P Common Stock made available to the Exchange Agent that remain undistributed to the former stockholders of NorAm for one year after the Effective Time shall be delivered to HL&P, upon demand, which shall thereafter act as the Exchange Agent, and any former stockholders of NorAm who have not theretofore complied with this Article II shall thereafter look only as a general creditor to HL&P for payment of their claim for the Merger Consideration and any cash in lieu of fractional shares of HL&P Common Stock and any dividends or distributions with respect to HL&P Common Stock if such holder is entitled to receive the Stock Consideration.

                 (h) No Liability. None of HII, HL&P, Merger Sub or NorAm shall be liable to any holder of shares of HII Common Stock, NorAm Common Stock or HL&P Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto), cash in lieu of fractional shares of HL&P Common Stock, Stock Consideration or Cash Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares six years after the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of HL&P free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

                 2.4      Allocation of Merger Consideration; Election
Procedures.

                 (a) Allocation. Notwithstanding anything in this Agreement to the contrary, the number of shares of NorAm Common Stock to be converted into the right to receive the Cash Consideration in the NorAm Merger (the "Cash Election Number") shall be equal to

         (i) 50% of the number of shares of NorAm Common Stock issued and outstanding immediately prior to the Effective Time (ignoring for this purpose any NorAm Common Stock held as treasury shares and canceled pursuant to Section 2.2(b)) less (ii) the sum of (A) the number of NorAm Dissenting Shares, if any, which are not to be treated as Non-Election Shares (as defined in Section 2.4(b)) pursuant to Section 2.2(d) determined as of the Effective Time, (B) the number of shares of NorAm Common Stock held by HL&P, Merger Sub or any other wholly owned Subsidiary of HL&P or NorAm to be canceled in accordance with Section 2.2(b) and (C) the number of shares of NorAm Common Stock to be exchanged for cash pursuant to Section 2.3(f). The number of shares of NorAm Common Stock to be converted into the right to receive the Stock Consideration in the NorAm Merger (the "Stock Election Number") shall be equal to the number of shares of NorAm Common Stock issued and outstanding immediately prior to the Effective Time (ignoring for this purpose any NorAm Common Stock held as treasury shares and canceled pursuant to Section 2.2(b)) less the sum of (i) the Cash Election Number, (ii) the number of NorAm Dissenting Shares, if any, which are not to be treated as Non-Election Shares pursuant to Section 2.2(d) determined as of the Effective Time, (iii) the number of shares of NorAm Common Stock held by HL&P, Merger Sub or any other wholly owned Subsidiary of HL&P or NorAm to be canceled in accordance with Section 2.2(b) and (iv) the number of shares of NorAm Common Stock to be exchanged for cash pursuant to Section 2.3(f). Notwithstanding anything to the contrary herein, HII shall have the option, in its sole discretion, to change the Cash Election Number and the Stock Election Number to more closely follow the actual elections of the NorAm stockholders pursuant to this Section 2.4, so long as such modification to the Cash Election Number and the Stock Election Number does not prevent the conditions set forth in Sections 6.2(e) and 6.3(c) from being satisfied. The parties hereto acknowledge that (i) the number of NorAm Dissenting Shares, if any, which are not to be treated as Non-Election Shares pursuant to Section 2.2(d) determined as of the Effective Time, (ii) the number of shares of NorAm Common Stock held by HL&P, Merger Sub or any other wholly owned Subsidiary of HL&P or NorAm to be canceled in accordance with Section 2.2(b) and (iii) the number of shares of NorAm Common Stock to be exchanged for cash pursuant to
         Section 2.3(f) are all treated under the published guidelines of the IRS as receiving cash in the mergers contemplated hereby.

                 (b) Election. Subject to allocation and proration in accordance with the provisions of this Section 2.4, each record holder of shares of NorAm Common Stock (other than NorAm Dissenting Shares, if any, which are not to be treated as Non-Election Shares pursuant to
         Section 2.2(d) and shares to be canceled in accordance with Section 2.2(b)) issued and outstanding immediately prior to the Election Deadline (as defined in Section 2.4(c)) shall be entitled to elect to receive in respect of each such share (i) the Cash Consideration (a "Cash Election") or (ii) the Stock Consideration (a "Stock Election") or to indicate that such record holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration for such shares (a "Non-Election"). Shares of NorAm Common Stock in respect of which a Non-Election is made (including shares in respect of which such an election is deemed to have been made pursuant to this Section
         2.4 and Section 2.2(d)) (collectively, "Non-Election Shares") shall be deemed by HL&P, in its sole and absolute discretion, to be shares in respect of which Cash Elections or Stock Elections have been made.

                 (c)      Procedure for Elections.  Elections pursuant to
         Section 2.4(b) shall be made on a form to be mutually agreed upon by NorAm and HL&P (a "Form of Election") to be provided by the Exchange Agent for that purpose to holders of record of NorAm Common Stock, together with appropriate transmittal materials, at the time of mailing to holders of record of NorAm Common Stock of the Joint Proxy Statement (as defined in Section 3.1(c)(iii)). Elections shall be made by mailing to the Exchange Agent a duly completed Form of Election. To be effective, a Form of Election must be (i) properly completed, signed and submitted to the Exchange Agent at its designated office by 5:00 p.m. on the business day that is the Trading Day immediately prior to the Closing Date (which date shall be publicly announced by HL&P as soon as practicable but in no event less than five Trading Days prior to the Closing Date) (the "Election Deadline") and (ii) accompanied by the Certificates as to which the election is being made (or by an appropriate guarantee of delivery of such Certificates by a commercial bank or trust company in the United States or a member of a registered national security exchange or of the National Association of Securities Dealers, Inc., provided such Certificates are in fact delivered to the Exchange Agent within eight Trading Days after the date of execution of such guarantee of delivery). NorAm shall use its best efforts to make a Form of Election available to all persons who become holders of record of NorAm Common Stock between the date of mailing described in the first sentence of this Section 2.4(c) and the Election Deadline. HL&P shall determine, in its sole and absolute discretion, which authority it may delegate in whole or in part to the Exchange Agent, whether Forms of Election have been properly completed, signed and submitted or revoked. The decision of HL&P (or the Exchange Agent, as the case may be) in such matters shall be conclusive and binding. Neither HL&P nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent.
         A holder of shares of NorAm Common Stock that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a Non-Election.

                 (d) Revocation of Election; Return of Certificates. An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Any certificate(s) representing shares of NorAm Common Stock which have been submitted to the Exchange Agent in connection with an election shall be returned without charge to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such certificate(s). Upon any such revocation, unless a duly completed Form of Election is thereafter submitted in accordance with
         Section 2.4(c), such shares shall be Non-Election Shares. In the event that this Agreement is terminated pursuant to the provisions hereof and any shares of NorAm Common Stock have been transmitted to the Exchange Agent pursuant to the provisions hereof, such shares shall promptly be returned without charge to the person submitting the same.

                 (e) Proration of Cash Election Shares. In the event that the aggregate number of shares in respect of which Cash Elections have been made and, in the case of Non-Election Shares, are deemed to have been made (collectively, the "Cash Election Shares") exceeds the Cash Election Number, all shares of NorAm Common Stock in respect of which Stock Elections have been made and all Non-Election Shares in respect of which Stock Elections are deemed to have been made (collectively, the "Stock Election Shares") shall be converted into the right to receive the Stock Consideration, and the Cash Election Shares shall be converted into the right to receive the Stock Consideration or the Cash Consideration in the following manner:

                          (i) Cash Election Shares shall be deemed to be Stock Election Shares, on a pro-rata basis for each record holder of NorAm Common Stock with respect to those shares of NorAm Common Stock, if any, of such record holder which are Cash Election Shares, so that the number of Cash Election Shares so deemed to be Stock Election Shares, when added to the other Stock Election Shares, shall equal as closely as practicable the Stock Election Number, and all such Cash Election Shares so deemed to be Stock Election Shares shall be converted into the right to receive the Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(f)); and

                          (ii) any remaining Cash Election Shares shall be converted into the right to receive the Cash Consideration.

                 (f) Proration of Stock Election Shares. In the event that the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares shall be converted into the right to receive the Cash Consideration, and all Stock Election Shares shall be converted into the right to receive the Stock Consideration or the Cash Consideration in the following manner:

                          (i) Stock Election Shares shall be deemed to be Cash Election Shares, on a pro-rata basis for each record holder of NorAm Common Stock with respect to those shares of NorAm Common Stock, if any, of such record holder which are Stock Election Shares, so that the number of Stock Election Shares so deemed to be Cash Election Shares, when added to the other Cash Election Shares, shall equal as closely as practicable the Cash Election Number, and all such Stock Election Shares so deemed to be Cash Election Shares shall be converted into the right to receive the Cash Consideration; and

                          (ii) the remaining Stock Election Shares shall be converted into the right to receive the Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(f)).

                 (g)      No Proration.  In the event that neither paragraph
         (e) nor paragraph (f) of this Section 2.4 is applicable, all Cash Election Shares shall be converted into the right to receive the Cash Consideration and all Stock Election Shares shall be converted into the right to receive the Stock Consideration (and cash in lieu of fractional interests in accordance with Section 2.3(f)).

                 (h) Computations. The Exchange Agent, in consultation with HL&P, shall make all computations to give effect to this Section 2.4.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                 3.1 Representations and Warranties of NorAm. NorAm represents and warrants to HII, HL&P and Merger Sub as follows, except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of NorAm and delivered to HII by NorAm on or prior to the date hereof (the "NorAm Disclosure Schedule"), each of which exceptions shall specifically identify the relevant Section hereof to which it relates:

                 (a) Organization, Standing and Power. Each of NorAm and its Significant Subsidiaries (as hereinafter defined) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect (as hereinafter defined). NorAm has heretofore delivered to HII complete and correct copies of its Restated Certificate of Incorporation and Bylaws. All Significant Subsidiaries of NorAm and their respective jurisdictions of incorporation or organization are identified on Schedule 3.1(a) of the NorAm Disclosure Schedule. As used in this Agreement: (i) a "Significant Subsidiary" means any Subsidiary of NorAm, HII or HL&P, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"); and (ii) a "Material Adverse Effect" or "Material Adverse Change" shall mean, in respect of NorAm or HII, as the case may be, any effect or change that is or, as far as can be reasonably determined, may be, materially adverse to the business, operations, assets, prospects, condition (financial or otherwise) or results of operations of such party and its Subsidiaries taken as a whole.

                 (b) Capital Structure. As of the date hereof, the authorized capital stock of NorAm consists of 250,000,000 shares of NorAm Common Stock and 10,000,000 shares of preferred stock, par value $0.10 per share (the "NorAm Preferred Stock"). At the close of business on July 31, 1996: (i) 137,067,805 shares of NorAm Common Stock and no shares of NorAm Preferred Stock were issued and outstanding, and 4,906,322 shares of NorAm

         Common Stock and no shares of NorAm Preferred Stock were reserved for issuance pursuant to NorAm's:

                 Incentive Equity Plan  . . . . . . . . . . . . . .  3,035,010
                 1983 Non-Qualified Stock Option Plan . . . . . . .     11,000
                 Diversified Energies Plan  . . . . . . . . . . . .     57,229
                 Restricted Stock Plan for Non-Employee Directors .     79,742
                 Employee Stock Purchase Plan . . . . . . . . . . .  1,723,341


         (collectively, the "NorAm Stock Plans"); (ii) no shares of NorAm Common Stock were held by NorAm in its treasury; and (iii) except for the NorAm Convertible Debentures and the NorAm Convertible Junior Debentures, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which NorAm stockholders may vote ("Voting Debt") were issued or outstanding. All outstanding shares of NorAm Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. All outstanding shares of capital stock of the Subsidiaries of NorAm are owned by NorAm, or a direct or indirect wholly owned Subsidiary of NorAm, free and clear of all liens, charges, encumbrances, claims and options of any nature.
         Except as set forth above and except for changes since July 31, 1996 resulting from the exercise of employee stock options granted pursuant to, or from issuances or purchases under, the NorAm Stock Plans, NorAm's Direct Stock Purchase and Dividend Reinvestment Plans, NorAm's Annual Incentive Plan, the Restricted Stock Agreement between Milton Honea and NorAm dated January 31, 1996, the conversion of the NorAm Convertible Debentures or the NorAm Convertible Junior Debentures or as contemplated by this Agreement, there are outstanding: (A) no shares of capital stock, Voting Debt or other voting securities of NorAm; (B) no securities of NorAm or any Subsidiary of NorAm convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of NorAm or any Subsidiary of NorAm; and (C) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which NorAm or any Subsidiary of NorAm is a party or by which it is bound in any case obligating NorAm or any Subsidiary of NorAm to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of NorAm or of any Subsidiary of NorAm, or obligating NorAm or any Subsidiary of NorAm to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof and there will not be at the NorAm Merger Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which NorAm is a party or by which it is bound relating to the voting of any shares of the capital stock of NorAm that will limit in any way the solicitation of proxies by or on behalf of NorAm from, or the casting of votes by, the stockholders of NorAm with respect to the NorAm Merger. There are no restrictions on NorAm to vote the stock of any of its Subsidiaries.

                 (c)      Authority; No Violations; Consents and Approvals.

                          (i) The Board of Directors of NorAm has approved the NorAm Merger and this Agreement, by the unanimous vote of all of the directors with no negative vote, and declared the NorAm Merger and this Agreement to be in the best interests of the stockholders of NorAm. The directors have advised NorAm, HII and HL&P that they intend to vote or cause to be voted all of the shares of NorAm Common Stock beneficially owned by them and their affiliates in favor of approval of the NorAm Merger and this Agreement. NorAm has all requisite corporate power and authority to enter into this Agreement and, subject, with respect to consummation of the NorAm Merger, to approval of this Agreement and the NorAm Merger by the stockholders of NorAm in accordance with the DGCL, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NorAm, subject, with respect to consummation of the NorAm Merger, to approval of this Agreement and the NorAm Merger by the stockholders of NorAm in accordance with the DGCL. This Agreement has been duly executed and delivered by NorAm and, subject, with respect to consummation of the NorAm Merger, to approval of this Agreement and the NorAm Merger by the stockholders of NorAm in accordance with the DGCL, and assuming this Agreement constitutes the valid and binding obligation of HII, HL&P and Merger Sub, constitutes a valid and binding obligation of NorAm enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                          (ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of NorAm or any of its Subsidiaries under, any provision of (A) the Restated Certificate of Incorporation or Bylaws of NorAm or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (B) subject to obtaining the third-party consents set forth in
                 Section 3.1(c)(ii) of the NorAm Disclosure Schedule (the
                 "NorAm Required Consents"), any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to NorAm or any of its Subsidiaries or (C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.1(c)(iii) are duly and timely obtained or made and the approval of the NorAm Merger and this Agreement by the stockholders of NorAm in accordance with the DGCL has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to NorAm or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (B) or (C), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on NorAm, materially impair the ability of NorAm to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to NorAm or any of its Subsidiaries in connection with the execution and delivery of this Agreement by NorAm or the consummation by NorAm of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect, except for: (A) the filing of a premerger notification report by NorAm under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of (x) a joint proxy statement in preliminary and definitive form relating to the meeting of NorAm's stockholders to be held in connection with the NorAm Merger and the meeting of HII's shareholders to be held in connection with the Mergers (the "Joint Proxy Statement") and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the NorAm Merger Certificate of Merger with the Secretary of State of the State of Delaware; (D) filings with, and the approval of, or notices to, the Arkansas Public Service Commission, the Louisiana Public Service Commission, the Minnesota Public Utilities Commission, the Oklahoma Corporation Commission and the Mississippi Public Service Commission; (E) filings with, and the approval of, or notices to, the Federal Energy Regulatory Commission (the "FERC") in connection with the transfer of NorAm Energy Services, Inc.'s power marketing certificate; (F) such filings and approvals as are set forth on Section 3.1(c)(iii) of the NorAm Disclosure Schedule in connection with the transfer of NorAm's municipal franchises; (G) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or environmental laws; and (H) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation.

                 (d) SEC Documents. NorAm has made available to HL&P a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by NorAm with the SEC since January 1, 1994 and prior to the date of this Agreement (the "NorAm SEC Documents") which are all the documents (other than preliminary material) that NorAm was required to file with the SEC since such date. As of their respective dates, the NorAm SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such NorAm SEC Documents, and none of the NorAm SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of NorAm included in the NorAm SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material) the consolidated financial position of NorAm and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of NorAm and its consolidated Subsidiaries for the periods presented therein. Except as disclosed in the NorAm SEC Documents, there are no agreements, arrangements or understandings between NorAm and any party who is at the date of this Agreement or was at any time prior to the date hereof but after January 1, 1994 an Affiliate (as defined in Section 4.1(k)) of NorAm that are required to be disclosed in the NorAm SEC Documents.

                 (e) Information Supplied. None of the information supplied or to be supplied by NorAm for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC by HL&P in connection with the issuance of shares of HL&P Common Stock in the Mergers (the "S-4") will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by NorAm and included or incorporated by reference in the Joint Proxy Statement will, at the date mailed to stockholders of NorAm and the shareholders of HII or at the time of the meeting of such stockholders or shareholders to be held in connection with the Mergers or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to NorAm or any of its Subsidiaries, or with respect to other information supplied by NorAm for inclusion in the Joint Proxy Statement or the S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of NorAm. The Joint Proxy Statement, insofar as it relates to NorAm or its Subsidiaries or other information supplied by NorAm for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                 (f) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in, the NorAm SEC Documents, or except as contemplated by this Agreement, since December 31, 1995, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of NorAm's capital stock, except for regular quarterly cash dividends of $.07 per share on NorAm Common Stock (or a pro rata amount for any dividend less than a full quarter) with usual record and payment dates for such dividends; (ii) any amendment of any material term of any outstanding equity security of NorAm or any Subsidiary of NorAm; (iii) any repurchase, redemption or other acquisition by NorAm or any Subsidiary of NorAm of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, NorAm or any Subsidiary of NorAm, except as contemplated by any NorAm Benefit Plans (as defined in Section 3.1(l)) and except for the exchange of NorAm's Series A Preferred Stock for NorAm Convertible Debentures; (iv) any material change in any method of accounting or accounting practice by NorAm or any Significant Subsidiary of NorAm; or (v) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that could have a Material Adverse Effect on NorAm, except for general economic changes and changes that may affect the industries of NorAm or any of its Subsidiaries generally.

                 (g) No Undisclosed Material Liabilities. Except as disclosed in the NorAm SEC Documents, as of the date hereof, there are no liabilities of NorAm or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a Material Adverse Effect on NorAm, other than: (i) liabilities adequately provided for on the balance sheet of NorAm dated as of March 31, 1996 (including the notes thereto) contained in NorAm's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and (ii) liabilities under this Agreement.

                 (h) No Default. Neither NorAm nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) their respective charter, bylaws or respective formation documentation, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which NorAm or any of its Subsidiaries is now a party or by which NorAm or any of its Subsidiaries or any of their respective properties or assets may be bound (except for the requirement under certain of such instruments to file supplemental indentures as a result of the transactions contemplated hereby) or
         (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to NorAm or any of its Subsidiaries, except in the case of
         (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on NorAm.

                 (i) Compliance with Applicable Laws. NorAm and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "NorAm Permits"), except where the failure so to hold would not have a Material Adverse Effect on NorAm. NorAm and its Subsidiaries are in compliance with the terms of the NorAm Permits, except where the failure so to comply would not have a Material Adverse Effect on NorAm. Except as disclosed in the NorAm SEC Documents, the businesses of NorAm and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on NorAm. As of the date of this Agreement, neither NorAm nor any of its Subsidiaries has been notified of any pending investigation or review by any Governmental Entity or, to the best knowledge of NorAm, no investigation or review by any Governmental Entity with respect to NorAm or any of its Subsidiaries is threatened, other than those the outcome of which would not have a Material Adverse Effect on NorAm.

                 (j) Litigation. Except as disclosed in the NorAm SEC Documents, there is no suit, action or proceeding pending, or, to the best knowledge of NorAm, threatened against or affecting NorAm or any Subsidiary of NorAm ("NorAm Litigation"), and NorAm and its Subsidiaries have no knowledge of any facts that are likely to give rise to any NorAm Litigation, that (in any case) is reasonably likely to have a Material Adverse Effect on NorAm, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against NorAm or any Subsidiary of NorAm ("NorAm Order") that is reasonably likely to have a Material Adverse Effect on NorAm or its ability to consummate the transactions contemplated by this Agreement.

                 (k) Taxes. Except as would not, individually or in the aggregate, have a Material Adverse Effect on NorAm:

                          (i) Each of NorAm, each of its Subsidiaries and any affiliated, combined or unitary group of which any such corporation is or was a member has (A) timely (taking into account any extensions) filed all federal income tax and all other material federal and all material state, local and foreign returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to it in respect of any Taxes (as hereinafter defined), (B) timely paid all Taxes that are due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in NorAm's most recent audited financial statements) for which NorAm or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of NorAm and its Subsidiaries through the date hereof and (D) to the knowledge of NorAm or any Subsidiary of NorAm, complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

                          (ii) Section 3.1(k)(ii) of the NorAm Disclosure Schedule sets forth the last taxable period through which the federal income tax Returns of NorAm and any of its Subsidiaries have been examined by the Internal Revenue Service ("IRS") or otherwise closed. Except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable state or local taxing authority have been paid, fully settled or adequately provided for in NorAm's most recent audited financial statements. Except as adequately provided for in the NorAm SEC Documents, no material federal, state or local income or franchise tax audits or other administrative proceedings or court proceedings are presently pending with regard to any federal, state or local income or franchise Taxes for which NorAm or any of its Subsidiaries would be liable, and no material deficiency for any such income or franchise Taxes has been proposed, asserted or assessed pursuant to such examination against NorAm or any of its Subsidiaries by any federal, state or local taxing authority with respect to any period.

                          (iii) Neither NorAm nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any taxing authority (A) any agreement or other document extending or having the effect of extending the period for assessments or collection of any federal, state or local income or franchise Taxes for which NorAm or any of its Subsidiaries would be liable or (B) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state or local income tax law that relates to the assets or operations of NorAm or any of its Subsidiaries.

                          (iv) Neither NorAm nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by NorAm or any of its Subsidiaries.

                          (v)     Except as set forth in the NorAm SEC
                 Documents, neither NorAm nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing agreement or similar agreement or arrangement.

                 For purposes of this Agreement, "Taxes" shall mean any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes, charges, fees, levies or other assessments, and any expenses incurred in connection with the determination, settlement or litigation of any liability for any of the foregoing.

                 (l)      Employee Matters; ERISA.

                          (i) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                          (A) "NorAm Affiliate" means any Subsidiary of NorAm, and any other trade or business, whether or not incorporated, that is under common control, or treated as a single employer, with NorAm under Section 414(b),
                                  (c), (m) or (o) of the Code;

                          (B) "NorAm Benefit Plan" means each benefit plan, program, policy, contract or arrangement described in subsections 3.1(l)(ii)(A)(1),
                                  (2) and (3) below (whether or not
                                  terminated);

                          (C) "NorAm Pension Benefit Plan" means each "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA or the minimum funding requirements of Section 302 of ERISA that is or was maintained or contributed to by NorAm or any NorAm Affiliate at any time during the six calendar year period immediately preceding the date hereof;

                          (D) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

                          (E)     "PBGC" means the Pension Benefit Guaranty
                                   Corporation; and

                          (F)     "Reportable Event" means an event
                                  constituting a "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement or penalty has not been waived by the PBGC.

                          (ii)    Benefit Plans.

                          (A) Section 3.1(l)(ii)(A) of the NorAm Disclosure Schedule contains a true and complete list, as of the date hereof, of each item described below, whether formal or informal, written or unwritten, legally binding or not:

                                  (1)    each "employee benefit plan" within
                                         the meaning of Section 3(3) of ERISA
                                         that is or was maintained or
                                         contributed to at any time during the
                                         six calendar year period immediately
                                         preceding the date hereof by NorAm or
                                         any NorAm Affiliate and each similar
                                         plan, program, policy or arrangement
                                         maintained for non-employee directors
                                         or other
                                         non-employees who have provided
                                         services to NorAm or any NorAm
                                         Affiliate;

                                  (2)    each plan, program, policy, payroll
                                         practice or arrangement not listed in
                                         (1) above that provides for bonuses,
                                         profit-sharing, incentive
                                         compensation, deferred compensation,
                                         equity-based compensation (including
                                         stock options or other stock
                                         purchases, restricted stock, stock
                                         appreciation rights, performance units
                                         and dividend equivalents), holiday
                                         pay, vacation pay, sick pay, dependent
                                         care benefits, flexible benefits
                                         (including any cafeteria plan governed
                                         by Section 125 of the Code), paid or
                                         unpaid leave (including sick leave,
                                         parental leave, military leave and
                                         bereavement leave), tuition
                                         assistance, relocation or any similar
                                         type of benefits, that has been
                                         adopted or implemented by NorAm or any
                                         NorAm Affiliate (including any such
                                         plan, program, policy or arrangement
                                         that has been terminated before the
                                         date hereof, if NorAm or any NorAm
                                         Affiliate could have statutory or
                                         contractual liability with respect to
                                         the arrangement on or after the date
                                         hereof); and

                                  (3)    each employment contract, severance
                                         contract, parachute agreement, option
                                         agreement, stock appreciation right
                                         agreement, bonus or other incentive
                                         award agreement, deferred compensation
                                         agreement, supplemental benefit
                                         agreement, split dollar agreement or
                                         other personal service or benefit
                                         contract or arrangement with or
                                         covering a current or former officer,
                                         director, employee or independent
                                         contractor of NorAm or any NorAm
                                         Affiliate.

                          (B)     With respect to each NorAm Benefit Plan,
                                  Section 3.1(l)(ii)(B) of the NorAm Disclosure Schedule fully and accurately identifies the source or sources of benefit payments under the plan (including, where applicable, the identity of any trust (whether or not a grantor trust), insurance contract, custodial account, agency agreement or other arrangement that holds the assets of, or serves as a funding vehicle or source of benefits for, such NorAm Benefit Plan).

                          (iii) Contributions. All material contributions and other material payments required to have been made by NorAm or any NorAm Affiliate under Section 412 of the Code or pursuant to any NorAm Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or will be timely made in accordance with Section 404(a)(6) of the Code and all such amounts properly accrued through the date of this Agreement have been reflected in the financial statements of NorAm included in NorAm's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

                          (iv)    Qualification; Compliance.

                          (A) Each NorAm Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code (1) to the knowledge of NorAm, currently meets all qualification requirements under the Code both in form and in operation and (2) has received a favorable determination letter from the IRS on its qualification or application for such a determination has been made prior to the expiration of the applicable remedial amendment period and NorAm agrees to make such plan amendments as the IRS may require in order to issue a favorable determination letter.

                          (B) To the knowledge of NorAm, NorAm and each NorAm Affiliate are in compliance with, and each NorAm Benefit Plan is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code, except for violations that could not have a Material Adverse Effect on NorAm. All amendments and actions required to bring each of the NorAm Benefit Plans into conformity with all of the applicable provisions of ERISA and the Code and other applicable legal requirements have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time.

                          (C) To the knowledge of NorAm, each NorAm Benefit Plan or related trust that is or was intended to satisfy the requirements of Section 125, 401(k) or 501(c)(9) of the Code has met and continues to meet all material requirements under the applicable section of the Code.

                          (D) To the knowledge of NorAm, no individual or entity has engaged in any transaction in connection with which NorAm or any NorAm Affiliate, or any NorAm Benefit Plan or any trust, trustee or administrator thereof, could be subject to liability pursuant to
                                  Section 409 or Section 502 of ERISA, or
                                  subject to an excise tax pursuant to Section
                                  4975 of the Code, which could in either case have a Material Adverse Effect on NorAm.

                          (E)     To the knowledge of NorAm:

                                  (1)    no NorAm Benefit Plan is subject to
                                         any ongoing audit, investigation or
                                         other administrative proceeding of the
                                         IRS, the Department of Labor or any
                                         other Governmental Entity or is
                                         scheduled to be subject to such an
                                         audit, investigation or proceeding;
                                         and

                                  (2)    no NorAm Benefit Plan is the subject
                                         of any pending application for
                                         administrative relief under any
                                         voluntary compliance program of any
                                         Governmental Entity (including,
                                         without limitation, the IRS' Voluntary
                                         Compliance Resolution Program or
                                         Walk-in Closing Agreement Program, or
                                         the Department of Labor's Delinquent
                                         Filer Voluntary Compliance Program).

                          (v)     Liabilities.

                          (A) Pension Benefit Plans. With respect to the NorAm Pension Benefit Plans, individually and in the aggregate, no termination or partial termination of any NorAm Pension Benefit Plan or other event has occurred, and, to the knowledge of NorAm, there exists no condition or set of circumstances that could subject NorAm or any NorAm Affiliate to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or to the PBGC, or under any indemnity agreement to which NorAm or any NorAm Affiliate is a party), which liability could have a Material Adverse Effect on NorAm (excluding liability for benefit claims and funding obligations payable in the ordinary course and liability for PBGC insurance premiums payable in the ordinary course).

                          (B) Insurance Policies. With respect to each NorAm Benefit Plan that is funded wholly or partially through an insurance policy, there will be no liability of NorAm or any NorAm Affiliate, which could have a Material Adverse Effect on NorAm, in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability under such policy and arising wholly or partially out of events occurring prior to the Effective Time.

                          (vi) Welfare Plans. (A) No NorAm Benefit Plan that is a "welfare plan" (within the meaning of Section 3(1) of ERISA) provides benefits for any retired or former employees (other than as required pursuant to Section 601 of ERISA) and

                 (B) to the knowledge of NorAm, no circumstances exist that could subject NorAm or any NorAm Affiliate to an excise tax under Section 4976 of the Code.

                          (vii) Documents Made Available. NorAm has made available to HII a true and correct copy of each collective bargaining agreement to which NorAm or any NorAm Affiliate is a party or under which NorAm has obligations; and, with respect to each NorAm Benefit Plan, NorAm has made available to HII a true and correct copy of each of the following, as applicable:

                          (A) the current plan document (including all amendments adopted since the most recent restatement) and its most recently prepared summary plan description and all summaries of material modifications prepared since the most recent summary plan description, and all material employee communications relating to such plan;

                          (B)     annual reports or Code Section 6039D
                                  information returns (IRS Form 5500 Series), including financial statements, for the last three years;

                          (C) all contracts relating to any plan with respect to which NorAm or any NorAm Affiliate may have any liability, including, without limitation, each related trust agreement, insurance contract, service provider contract, subscription or participation agreement, or investment management agreement (including all amendments to each such document);

                          (D) the most recent IRS determination letter or other opinion letter with respect to the qualified status under Code Section 401(a) of such plan or under Code Section 501(c)(9) of the related trust; and

                          (E) actuarial reports or valuations for the last three years.

                          (viii)  Payments Resulting From Merger.  The
                 consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any:

                          (A)     payment (whether of severance pay or
                                  otherwise) becoming due from HII, any HII
                                  Affiliate (as defined in Section 3.2(l)(i)),
                                  NorAm or any NorAm Affiliate to any current or former officer, director, employee or independent contractor of NorAm or any NorAm Affiliate or to the trustee under any "rabbi trust" or other funding arrangement; or

                          (B) benefit under any NorAm Benefit Plan being established or increased or becoming accelerated, vested or payable, except for a payment or benefit that would have been payable under the same terms and conditions without regard to the transactions contemplated by this Agreement.

                          (ix) Funded Status of Plans. (A) Each NorAm Pension Benefit Plan has assets that, as of January 1, 1996, have a fair market value equal to or exceeding the present value of the accrued benefit obligations thereunder on a termination basis, as of January 1, 1996, based on the actuarial methods, tables and assumptions theretofore utilized by such plan's actuary in preparing such plan's most recently prepared FAS 87 actuarial valuation report and provided by NorAm to HII, and NorAm is not aware of any existing facts or circumstances that would materially change the funded status of any NorAm Pension Benefit Plan and (B) no NorAm Pension Benefit Plan has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code).

                          (x)     Multiemployer Plans.

                          (A)     No NorAm Benefit Plan is or was a
                                  "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA), a multiple employer plan described in Section 413(c) of the Code or a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA); and none of NorAm or any NorAm Affiliate has been obligated to contribute to, or otherwise has or has had any liability with respect to, any multiemployer plan, multiple employer plan, or multiple employer welfare arrangement.

                          (B) With respect to any NorAm Benefit Plan that is listed in Section 3.1(l)(x)(A) of the NorAm Disclosure Schedule as a multiemployer plan, neither NorAm nor any NorAm Affiliate has made or incurred a "complete withdrawal" or a "partial withdrawal," as such terms are defined in Sections 4203 and 4205 of ERISA, therefrom at any time during the six calendar year period immediately preceding the date of this Agreement and the transactions contemplated by the Agreement will not, in and of themselves, give rise to such a "complete withdrawal" or "partial withdrawal."

                          (xi)    Modification or Termination of Plans.
                 Neither NorAm nor any NorAm Affiliate is subject to any legal, contractual, equitable or other obligation (nor have they any formal plan or commitment, whether legally binding or not) to enter into any form of compensation or employment agreement or to establish any employee benefit plan of any nature, including (without limitation) any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice or to modify or change any existing NorAm Benefit Plan. NorAm or one or more NorAm Affiliates have the right to, in any manner, and without the consent of any employee, beneficiary or dependent, employees' organization or other person, terminate, modify or amend any NorAm Benefit Plan (or their participation in any such NorAm Benefit Plan) at any time sponsored, maintained or contributed to by NorAm or any NorAm Affiliate, effective as of any date before, on or after the Effective Time except to the extent that any retroactive amendment would be prohibited by Section 204(g) of ERISA or would adversely affect a vested accrued benefit or a previously granted award under any such plan not subject to Section 204(g) of ERISA.

                          (xii)   Reportable Events; Claims.

                          (A) No Reportable Event has occurred with respect to any NorAm Pension Benefit Plan that could have a Material Adverse Effect on NorAm, and

                          (B) no liability, claim, action or litigation exists, has been made, commenced or, to the knowledge of NorAm, threatened, by or against NorAm or any NorAm Affiliate with respect to any NorAm Benefit Plan (other than for benefits or PBGC premiums payable in the ordinary course) that could have a Material Adverse Effect on NorAm.

                 (m)      Labor Matters.  Except as set forth in the NorAm SEC
Documents:

                          (i) neither NorAm nor any of its Subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no current union representation question involving employees of NorAm or any of its Subsidiaries, nor does NorAm or any of its Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees;

                          (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against NorAm or any of its Subsidiaries pending, or, to the knowledge or NorAm or any of its Subsidiaries, threatened, that has, or could have, a Material Adverse Effect on NorAm;

                          (iii) there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against NorAm or any of its Subsidiaries pending, or, to the knowledge of NorAm or any of its Subsidiaries, threatened, that has, or could have, a Material Adverse Effect on NorAm;

                          (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of NorAm or any of its Subsidiaries, threatened, against or involving NorAm or any of its Subsidiaries that has, or could have, a Material Adverse Effect on NorAm;

                          (v) NorAm and each of its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and could not have, a Material Adverse Effect on NorAm; and

                          (vi) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of NorAm or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of NorAm or any of its Subsidiaries is or may be entitled to claim indemnification from NorAm or any of its Subsidiaries pursuant to their respective charters or bylaws, as provided in any indemnification agreement to which NorAm or any Subsidiary of NorAm is a party or pursuant to applicable law that has, or could have, a Material Adverse Effect on NorAm.

                 (n) Intangible Property. NorAm and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of NorAm and its Subsidiaries (collectively, the "NorAm Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Material Adverse Effect on NorAm. All of the NorAm Intangible Property is owned by NorAm or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a Material Adverse Effect on NorAm, and neither NorAm nor any such Subsidiary has forfeited or otherwise relinquished any NorAm Intangible Property which forfeiture would result in a Material Adverse Effect. To the knowledge of NorAm, the use of the NorAm Intangible Property by NorAm or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither NorAm nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the NorAm Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the NorAm Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Material Adverse Effect on NorAm.

                 (o)      Environmental Matters.

                          (i)     For purposes of this Agreement:

                          (A)     "Environmental Claims" means, with
                                  respect to any person, (x) any and all
                                  administrative, regulatory or judicial
                                  actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of non-compliance or violation in writing by or from any person or entity (including any Governmental Entity), or
                                  (y) any oral information provided by a
                                  Governmental Entity that written action of the type described in the foregoing clause is in process, which (in case of either (x) or (y)) alleges potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (1) the presence, or Release (as hereinafter defined) or threatened Release into the environment, of any Hazardous Materials (as hereinafter defined) at any location, whether or not owned, operated, leased or managed by NorAm or any of its Subsidiaries (for purposes of Section 3.1(o)) or by HII or any of its Subsidiaries (for purposes of Section 3.2(o)), (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (as hereinafter defined) or (3) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                          (B) "Environmental Laws" means all federal, state and local laws, rules, regulations and guidances relating to pollution or the protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                          (C) "Hazardous Materials" means (x) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (y) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances" or "toxic pollutants," or words of similar import, under any Environmental Law and (z) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which NorAm or any of its Subsidiaries operates (for purposes of Section 3.1(o)) or in which HII or any of its Subsidiaries operates (for purposes of Section 3.2(o)).

                          (D) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, subsurface, surface water, groundwater or property.

                          (ii)    Compliance.

                          (A)     Except as set forth in the NorAm SEC
                                  Documents, NorAm and each of its Subsidiaries is in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect on NorAm.

                          (B)     Except as set forth in the NorAm SEC
                                  Documents, neither NorAm nor any of its
                                  Subsidiaries has received any written
                                  communication from any person or Governmental Entity that alleges that NorAm or any of its Subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect on NorAm.

                          (iii) Environmental Permits. Except as set forth in the NorAm SEC Documents, NorAm and each of its Subsidiaries has obtained or applied for all environmental, health and safety permits and authorizations (collectively, "Environmental Permits") necessary for the construction of their facilities and the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed, is pending and agency approval is expected to be obtained, and NorAm and its Subsidiaries are in compliance with all terms and conditions of all such Environmental Permits and are not required to make any expenditure in order to obtain or renew any Environmental

                 Permits, except where the failure to obtain or be in compliance with such Environmental Permits and the requirement to make such expenditures would not be reasonably likely to have a Material Adverse Effect on NorAm.

                          (iv) Environmental Claims. Except as set forth in the NorAm SEC Documents, there is no Environmental Claim pending or, to the knowledge of NorAm and its Subsidiaries, threatened

                          (A)     against NorAm or any of its Subsidiaries,

                          (B) against any person or entity whose liability for any Environmental Claim NorAm or any of its Subsidiaries has retained or assumed, either contractually or by operation of law, or

                          (C) against any real or personal property or operations that NorAm or any of its Subsidiaries owns, leases or manages, in whole or in part,

                 that, if adversely determined, would be reasonably likely to have a Material Adverse Effect on NorAm.

                          (v) Releases. Except as set forth in the NorAm SEC Documents, and except for Releases of Hazardous Materials the liability for which would not be reasonably likely to have a Material Adverse Effect on NorAm, NorAm has no knowledge of any Release of any Hazardous Materials that has occurred on any of the properties owned, leased or occupied by NorAm or any Subsidiary of NorAm or any predecessor of NorAm or any Subsidiary of NorAm which requires investigation, assessment, monitoring, remediation or cleanup under Environmental Laws.

                          (vi) Disclosure. NorAm has disclosed to HII all material facts that NorAm reasonably believes form the basis of a Material Adverse Effect on NorAm arising from the cost of pollution control equipment currently required or known to be required in the future, current remediation costs or remediation costs known to be required in the future, or any other environmental matter affecting NorAm or its Subsidiaries that would have a Material Adverse Effect on NorAm.

                 (p) Insurance. NorAm has delivered to HII an insurance schedule of NorAm's and each of its Subsidiaries' directors' and officers' liability insurance, primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in effect as of the date hereof. NorAm maintains insurance coverage as is customary for the business of NorAm and each of its Subsidiaries (taking into account the cost and availability of such insurance), and the transactions contemplated hereby will not materially adversely affect such coverage.

                 (q) Contracts. Neither NorAm nor any of its Subsidiaries is a party to (i) any agreement under which it provides natural gas transportation, gathering, distribution or processing services which provide revenues (excluding gas costs) in excess of $5,000,000 per year and may be terminated by the other party within 5 years of the date hereof; (ii) any gas or power purchase contract which requires NorAm or any of its Subsidiaries to take and/or pay for minimum contract volumes at prices which exceed, or are expected to exceed, market prices and, at minimum take and/or pay levels, in the aggregate would require payment of a premium of $2,000,000 over the market price in any of the next 5 years; (iii) any gas purchase contract which requires NorAm or any of its Subsidiaries to take and/or pay for minimum contract volumes at prices which exceed, or are expected to exceed, market prices and contain clauses permitting the seller to commit additional properties or reserves to the contract; (iv) any agreement relating to prior take or pay payments or to buy-out or buy-down gas purchase contract obligations which require NorAm or any of its Subsidiaries to reimburse royalty or severance tax which, in the aggregate, could require NorAm or any of its Subsidiaries to make future payments exceeding $2,000,000 per year; (v) any gas sales contract which provides per year more than 5% of NorAm's or 10% of any of its Subsidiaries' revenues and which may be terminated by the purchaser within 5 years of the date hereof; (vi) any gas or power supply, marketing, transportation or storage contract which provides revenues in excess of $10,000,000 per month and has a term greater than one year; or (vii) any fixed-price gas or power supply or marketing contract (other than (A) gas contracts involving a volume less than 1,000 Mcf per day or (B) gas purchase contracts with a price less than $2.00 per Mcf), or any swap, hedging or derivative agreement or instrument, which has a term greater than one year. The contract summaries which NorAm has provided to HII prior to the date hereof are accurate and do not omit to include any material terms necessary to make the summary thereof not misleading in all material respects. All gas or power contracts which require NorAm or any of its Subsidiaries to take and/or pay for minimum contract volumes at prices which exceed, or are expected to exceed, market prices do not, at minimum take and/or pay levels, require in the aggregate payment of premiums of more than $10,000,000 per year over the market price in any of the next 5 years.

                 (r) Regulatory Proceedings. Except as set forth in the NorAm SEC Documents, neither NorAm nor any of its Subsidiaries all or part of whose rates or services are regulated by a Governmental Entity has rates which have been or are being collected subject to refund, pending final resolution of any proceeding pending before a Governmental Entity or on appeal to the courts or is a party to any proceeding before the Governmental Entity or on appeal from orders of the Governmental Entity which could result in orders having a Material Adverse Effect on NorAm.

                 (s)      Regulation as a Utility.

                          (i) Neither NorAm nor any of its Subsidiaries is a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding

                 Company Act of 1935, as amended (the "1935 Act"), respectively, and none of the Subsidiaries of NorAm is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act.

                          (ii) NorAm is regulated as a public utility in the States of Texas, Arkansas, Minnesota, Louisiana, Oklahoma and Mississippi, and in no other state. Neither NorAm nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935 Act) of NorAm is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

                 (t) Opinion of Financial Advisor. The Board of Directors of NorAm has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to the effect that, as of the date on which the Board of Directors of NorAm approved this Agreement, the Merger Consideration to be received by the holders of NorAm Common Stock pursuant to this Agreement is fair from a financial point of view to such holders.

                 (u) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of NorAm Common Stock is the only vote of the holders of any class or series of capital stock of NorAm necessary to approve this Agreement, the NorAm Merger and the other transactions contemplated hereby.

                 (v) Beneficial Ownership of HII Common Stock. As of the date hereof, assuming the accuracy of the representation set forth in
         Section 3.2(b), neither NorAm nor its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any outstanding shares of HII Common Stock.

                 (w) Brokers. Except for the fees and expenses payable to Merrill Lynch, which fees are reflected in its agreement with NorAm (a copy of which has been delivered to HII), no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NorAm.

                 (x) Article Fifth of NorAm Restated Certificate of Incorporation and Section 203 of the DGCL Not Applicable. Neither the provisions of Article Fifth of NorAm's Restated Certificate of Incorporation nor the provisions of Section 203 of the DGCL will, prior to the consummation of this Agreement, assuming the accuracy of the representation contained in Section 3.2(s), apply to this Agreement, the NorAm Merger or the other transactions contemplated hereby.

                 (y) Change in Control Provisions. The Board of Directors of NorAm has taken all actions necessary to render inapplicable to the Mergers (and the Alternative Merger and the Second Alternative
         Merger) and the other transactions contemplated by this Agreement the repurchase rights afforded to holders of NorAm's 10% Debentures due 2019 (the "NorAm 10% Debentures") or to the holders of or trustees under indentures relating to any other indebtedness of NorAm or any of its Subsidiaries in the event of a "change in control" as defined in the indenture governing the NorAm 10% Debentures or similar provisions contained in such other indentures or in any other debt agreements of NorAm or any of its Subsidiaries, as the case may be.

                 3.2 Representations and Warranties of HL&P and HII. HL&P and HII, jointly and severally, represent and warrant to NorAm as follows, except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of each of HL&P and HII and delivered to NorAm by HL&P and HII on or prior to the date hereof (the "HII Disclosure Schedule"), each of which exceptions shall specifically identify the relevant Section hereof to which it relates:

                 (a) Organization, Standing and Power. Each of HL&P and HII is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on HII. HL&P and HII have each heretofore delivered to NorAm complete and correct copies of their respective Restated Articles of Incorporation and Bylaws.

                 (b)      Capital Structure.

                          (i) As of the date hereof, the authorized capital stock of HL&P consists of 1,000 shares of HL&P Class A Common Stock, 100 shares of HL&P Class B Common Stock and 10,000,000 shares of Cumulative Preferred Stock, no par value, of HL&P (the "HL&P Preferred Stock"). At the close of business on July 31, 1996: (A) 1,000 shares of HL&P Class A Common Stock were issued and outstanding; (B) 100 shares of HL&P Class B Common Stock were issued and outstanding; (C) 3,804,397 shares of HL&P Preferred Stock were issued and outstanding; and (D) no Voting Debt of HL&P was outstanding. All outstanding shares of HL&P capital stock are, and the shares of HL&P Common Stock when issued in accordance with this Agreement, and upon exercise of the HII Stock Options and the NorAm Stock Options to be assumed by HL&P pursuant to this Agreement, will be, validly issued, fully paid and nonassessable and not subject to preemptive rights. HL&P has no Subsidiaries. Except as set forth above, there are outstanding: (A) no shares of capital stock, Voting Debt or other voting securities of HL&P; (B) no securities of HL&P convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of HL&P; and (C) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which HL&P is a party or by which it is bound in any case obligating HL&P to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock, Voting Debt or other voting securities of HL&P or obligating HL&P to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which HL&P is a party or by which it is bound relating to the voting of any shares of the capital stock of HL&P.

                          (ii) As of the date hereof, the authorized capital stock of HII consists of 400,000,000 shares of HII Common Stock and 10,000,000 shares of Cumulative Preferred Stock, no par value, of HII (the "HII Preferred Stock"). At the close of business on July 31, 1996, (A) 261,352,547 shares of HII Common Stock were issued and outstanding and not more than 46,098,546 shares of HII Common Stock were reserved for issuance pursuant to HII's:

                 Long-Term Incentive Compensation Plan . . . 630,375 1994 Long-Term Incentive Compensation Plan . 3,999,362
                 Stock Benefit Plan . . . . . . . . . . . . .    189,804
                 Stock Plan for Outside Directors   . . . . .     94,500
                 Houston Industries Energy, Inc. Long-Term
                   Project Incentive Compensation Plan  . . .    470,650
                 Savings Plan . . . . . . . . . . . . . . . . 33,162,041
                 Investor's Choice Plan . . . . . . . . . . .  7,551,814

                 (collectively, the "HII Stock Plans"); (B) 1,395,900 shares of HII Common Stock were held by HII in its treasury or by its wholly owned Subsidiaries; (C) no shares of HII Preferred Stock are issued and outstanding and 2,000,000 shares of HII Series A Preference Stock were reserved for issuance in connection with the HII Stock Purchase Rights; and (D) no Voting Debt of HII was outstanding. All outstanding shares of HII capital stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. All outstanding shares of capital stock of the Subsidiaries of HII are owned by HII or a direct or indirect wholly owned Subsidiary of HII, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth above and except for changes since July 31, 1996 resulting from the exercise of employee stock options granted pursuant to, or from issuances or purchases under, the HII Stock Plans, or as contemplated by this Agreement, there are outstanding: (A) no shares of capital stock, Voting Debt or other voting securities of HII; (B) no securities of HII or any Subsidiary of HII convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of HII or any Subsidiary of HII; and (C) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which HII or any Subsidiary of HII is a party or by which it is bound in any case obligating HII or any Subsidiary of HII to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of HII or of any Subsidiary of HII or obligating HII or any Subsidiary of HII to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.
                 There are not as of the date hereof and there will not be at the HII/HL&P Merger Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which HII is a party or by which it is bound relating to the voting of any shares of the capital stock of HII.

                 (c)      Authority; No Violations; Consents and Approvals.

                          (i) Each of HL&P and HII has all requisite corporate power and authority to enter into this Agreement and, subject, with respect to consummation of the Mergers, to approval of this Agreement and the issuance of the HL&P Common Stock pursuant to the Mergers (collectively, the "HII Vote Matter") by the shareholders of HII in accordance with the TBCA and the NYSE listing requirements, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the issuance of the HL&P Common Stock pursuant to the Mergers, have been duly authorized by all necessary corporate action on the part of HL&P and HII, subject, with respect to consummation of the Mergers, to approval of the HII Vote Matter by the shareholders of HII in accordance with the TBCA and NYSE listing requirements. This Agreement has been duly executed and delivered by HL&P and HII and, subject, with respect to consummation of the Mergers, to approval of the HII Vote Matter by the shareholders of HII in accordance with the TBCA and NYSE listing requirements, and assuming this Agreement constitutes the valid and binding obligation of NorAm, constitutes a valid and binding obligation of HL&P and HII enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                          (ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of HII or any of its Subsidiaries under, any provision of (A) the Restated Articles of Incorporation or Bylaws of HII or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (B) subject to obtaining the third-party consents set forth in Section 3.2(c)(ii) of the HII Disclosure Schedule (the "HII Required Consents"), any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to HII or any of its

                 Subsidiaries or (C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.2(c)(iii) are duly and timely obtained or made and the approval of the HII Vote Matter by the shareholders of HII has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to HII or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (B) or (C), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on HII, materially impair the ability of HII or HL&P to perform its obligations hereunder or thereunder or prevent the consummation of any of the transactions contemplated hereby or thereby.

                          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to HII or any of its Subsidiaries in connection with the execution and delivery of this Agreement by HII or HL&P, or the consummation by HII or HL&P of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect on HII, except for: (A) the filing of a premerger notification report by HII under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of the Joint Proxy Statement, the S-4, such reports under
                 Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (C) the filing with the SEC of a Form U-1 requesting an order from the SEC granting the HII/HL&P Merger Surviving Corporation an exemption under section 3(a)(2) of the 1935 Act and/or a Form U-3A-2 under the 1935 Act (unless the Alternative Merger or the Second Alternative Merger, as the case may be, is effected in lieu of the Mergers); (D) the filing of the HII/HL&P Merger Articles of Merger with the Secretary of State of the State of Texas and the NorAm Merger Certificate of Merger with the Secretary of State of the State of Delaware; (E) filings with, and approval of, the NYSE; (F) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or environmental laws; and (G) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation.

                 (d) SEC Documents. Each of HL&P and HII has made available to NorAm a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by HL&P and HII, as the case may be, with the SEC since January 1, 1994 and prior to the date of this Agreement (the "HL&P SEC Documents" and the "HII SEC Documents," respectively) which are all the documents (other than preliminary material) that HL&P or HII have been required to file with the SEC since such date. As of their respective dates, the HL&P SEC Documents and the HII SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such HL&P SEC Documents and HII SEC Documents, and none of the HL&P SEC Documents or the HII SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of HL&P contained in the HL&P SEC Documents and the financial statements of HII included in the HII SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material) (x) the financial position of HL&P as of their respective dates and the results of operations and the cash flows of HL&P for the periods presented therein or (y) the consolidated financial position of HII and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of HII and its consolidated Subsidiaries for the periods presented therein, respectively.

                 (e) Information Supplied. None of the information supplied or to be supplied by HL&P or HII for inclusion or incorporation by reference in the S-4 will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by HL&P or HII and included or incorporated by reference in the Joint Proxy Statement will, at the date mailed to the shareholders of HII and the stockholders of NorAm or at the time of the meetings of such shareholders and stockholders to be held in connection with the Mergers or at the relevant Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the relevant Effective Time any event with respect to HII or any of its Subsidiaries, or with respect to other information supplied by HL&P or HII for inclusion in the Joint Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC. The Joint Proxy Statement, insofar as it relates to HII or the Subsidiaries of HII or other information supplied by HL&P or HII for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                 (f) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in, the HL&P SEC Documents or the HII SEC Documents, or except as contemplated by this Agreement, since December 31, 1995, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to (x) any shares of HII's capital stock, except for regular quarterly cash dividends of $.375 per share on HII Common Stock (or a pro rata amount for any dividend less than a full quarter) with usual record and payment dates for such dividends or (y) any shares of HL&P Preferred Stock, except for regular cash dividends pursuant to the terms of such series of HL&P Preferred Stock (or a pro rata amount for any dividend less than a full dividend payment period) with usual record and payment dates for such dividends or (z) any shares of HL&P Class A Common Stock and HL&P Class B Common Stock; (ii) any amendment of any material term of any outstanding equity security of HII or any Subsidiary of HII; (iii) any repurchase, redemption or other acquisition by HII or any Subsidiary of HII of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, HII or any Subsidiary of HII, except pursuant to HII's previously publicly-announced HII Common Stock repurchase program (the "HII Common Stock Repurchase Program") or as contemplated by the HII Stock Plans; (iv) any material change in any method of accounting or accounting practice by HII or any Significant Subsidiary of HII; or
         (v) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that could have a Material Adverse Effect on HII, except for general economic changes and changes that may affect the industries of HII or any of its Subsidiaries generally.

                 (g) No Undisclosed Material Liabilities. As of the date hereof, there are no liabilities of HII or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a Material Adverse Effect on HII, other than: (i) liabilities adequately provided for on the balance sheet of HII dated as of March 31, 1996 (including the notes thereto) contained in HII's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and (ii) liabilities under this Agreement.

                 (h) No Default. Neither HII nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) their respective charter and bylaws, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which HII or any of its Subsidiaries is now a party or by which HII or any of its Subsidiaries or any of their respective properties or assets may be bound (except for the requirement under certain of such instruments to file supplemental indentures as a result of the transactions contemplated hereby) or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to HII or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on HII.

                 (i) Compliance with Applicable Laws. HII and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "HII Permits"), except where the failure so to hold would not have a Material Adverse Effect on HII. HII and its Subsidiaries are in compliance with the terms of the HII Permits, except where the failure so to comply would not have a Material Adverse Effect on HII. Except as disclosed in the HL&P SEC Documents or the HII SEC Documents, the businesses of HII and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on HII. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to HII or any of its Subsidiaries is pending or, to the best knowledge of HII, threatened, other than those the outcome of which would not have a Material Adverse Effect on HII.

                 (j) Litigation. Except as disclosed in the HL&P SEC Documents or the HII SEC Documents, there is no suit, action or proceeding pending, or, to the best knowledge of HII, threatened against or affecting HII or any Subsidiary of HII ("HII Litigation"), and HII and its Subsidiaries have no knowledge of any facts that are likely to give rise to any HII Litigation, that (in any case) is reasonably likely to have a Material Adverse Effect on HII, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against HII or any Subsidiary of HII ("HII Order") that is reasonably likely to have a Material Adverse Effect on HII or its or HL&P's ability to consummate the transactions contemplated by this Agreement.

                 (k) Taxes. Except as would not, individually or in the aggregate, have a Material Adverse Effect on HII:

                          (i) Each of HII, each of its Subsidiaries and any affiliated, combined or unitary group of which any such corporation is or was a member has (A) timely filed all federal income tax and all other material federal and all material state, local and foreign Returns required to be filed or sent by or with respect to it in respect of any Taxes, (B) timely paid all Taxes that are due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in HII's most recent audited financial statements) for which HII or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of HII and its Subsidiaries through the date hereof and (D) to the knowledge of HII or any Subsidiary of HII, complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

                          (ii) Section 3.2(k)(ii) of the HII Disclosure Schedule sets forth the last taxable period through which the federal income tax Returns of HII and any of its Subsidiaries have been examined by the IRS or otherwise closed. Except to the extent being contested in good faith, all deficiencies asserted as a result of such examinations and any examination by any applicable state or local taxing authority have been paid, fully settled or adequately provided for in HII's most recent audited financial statements. Except as adequately provided for in the HL&P
                 SEC Documents or the HII SEC Documents, as the case may be, no material federal, state or local income or franchise tax audits or other administrative proceedings or court proceedings are presently pending with regard to any federal, state or local income or franchise Taxes for which HII or any of its Subsidiaries would be liable, and no material deficiency for any such income or franchise Taxes has been proposed, asserted or assessed pursuant to such examination against HII or any of its Subsidiaries by any federal, state or local taxing authority with respect to any period.

                          (iii) Neither HII nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any taxing authority (A) any agreement or other document extending or having the effect of extending the period for assessments or collection of any federal, state or local income or franchise Taxes for which HII or any of its Subsidiaries would be liable or (B) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state or local income tax law that relates to the assets or operations of HII or any of its Subsidiaries.

                          (iv) Neither HII nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by HII or any of its Subsidiaries.

                          (v) Except as set forth in the HL&P SEC Documents or the HII SEC Documents, as the case may be, neither HII nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing agreement or similar agreement or arrangement.

                 (l)      Employee Matters; ERISA.

                          (i) For purposes of this Agreement, "HII Benefit Plan" means:

                          (A) each "employee benefit plan" within the meaning of Section 3(3) of ERISA that is or was maintained or contributed to at any time during the six calendar year period immediately preceding the date hereof by HII or any HII Affiliate and each similar plan, program, policy or arrangement maintained for non-employee directors or other non-employees who have provided services to HII or any HII Affiliate;

                          (B) each plan, program, policy, payroll practice or arrangement not listed in (A) above that provides for bonuses, profit-sharing, incentive compensation, deferred compensation, equity-based compensation (including stock options or other stock purchases, restricted stock, stock appreciation rights, performance units and dividend equivalents), holiday pay, vacation pay, sick pay, dependent care benefits, flexible benefits (including any cafeteria plan governed by Section 125 of the
                                  Code), paid or unpaid leave (including sick leave, parental leave, military leave and bereavement leave), tuition assistance, relocation or any similar type of benefits, that has been adopted or implemented by HII or any HII Affiliate (including any such plan, program, policy or arrangement that has been terminated before the date hereof, if HII or any HII Affiliate could have statutory or contractual liability with respect to the arrangement on or after the date hereof);

                          (C) each employment contract, severance contract, parachute agreement, option agreement, stock appreciation right agreement, bonus or other incentive award agreement, deferred compensation agreement, supplemental benefit agreement, split dollar agreement or other personal service or benefit contract or arrangement with or covering a current or former officer, director, employee or independent contractor of HII or any HII Affiliate.

                          (ii) For purposes of this Agreement, "HII Pension Benefit Plan" means each "employee pension benefit plan" (within the meanings of Section 3(2) of ERISA) subject to Title IV of ERISA or the minimum funding requirements of
                 Section 302 of ERISA that is or was maintained or contributed to by HII or any HII Affiliate at any time during the six calendar year period immediately preceding the date hereof, and "HII Affiliate" means any trade or business, whether or not incorporated, that is under common control, or treated as a single employer, with HII under Section 414(b),(c),(m) or
                 (o) of the Code.

                          (iii) Contributions. All material contributions and other material payments required to have been made by HII or any HII Affiliate under Section 412 of the Code or pursuant to any HII Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or will be timely made in accordance with Section 404(a)(6) of the Code and all such amounts properly accrued through the date of this Agreement have been reflected in the financial statements of HII included in HII's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

                          (iv)    Qualification; Compliance.

                          (A) Each HII Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code (1) to the knowledge of HII, currently meets all qualification requirements under the Code both in form and in operation and (2) has received a favorable determination letter from the IRS on its qualification or application for such a determination has been made prior to the expiration of the applicable remedial amendment period and HII agrees to make such plan amendments as the IRS may require in order to issue a favorable determination letter.

                          (B) To the knowledge of HII, HII and each HII Affiliate are in compliance with, and each HII Benefit Plan is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code, except for violations that could not have a Material Adverse Effect on HII. All amendments and actions required to bring each of the HII Benefit Plans into conformity with all of the applicable provisions of ERISA and the Code and other applicable legal requirements have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time.

                          (C) To the knowledge of HII, each HII Benefit Plan or related trust that is or was intended to satisfy the requirements of Section 125, 401(k) or 501(c)(9) of the Code has met and continues to meet all material requirements under the applicable section of the Code.

                          (D) To the knowledge of HII, no individual or entity has engaged in any transaction in connection with which HII or any HII Affiliate, or any HII Benefit Plan or any trust, trustee or administrator thereof, could be subject to liability pursuant to
                                  Section 409 or Section 502 of ERISA, or
                                  subject to an excise tax pursuant to Section
                                  4975 of the Code, which could in either case have a Material Adverse Effect on HII.

                          (E)     To the knowledge of HII:

                                  (1)      no HII Benefit Plan is subject to
                                           any ongoing audit, investigation or
                                           other administrative proceeding of
                                           the IRS, the Department of Labor or
                                           any other Governmental Entity or is
                                           scheduled to be subject to such an
                                           audit, investigation or proceeding;
                                           and

                                  (2)      no HII Benefit Plan is the subject
                                           of any pending application for
                                           administrative relief under any
                                           voluntary compliance program of any
                                           Governmental Entity (including,
                                           without
                                           limitation, the IRS' Voluntary
                                           Compliance Resolution Program or
                                           Walk-in Closing Agreement Program,
                                           or the Department of Labor's
                                           Delinquent Filer Voluntary Compliance
                                           Program).

                          (v)     Liabilities.

                          (A) Pension Benefit Plans. With respect to the HII Pension Benefit Plans, individually and in the aggregate, no termination or partial termination of any HII Pension Benefit Plan or other event has occurred, and, to the knowledge of HII, there exists no condition or set of circumstances that could subject HII or any HII Affiliate to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or to the PBGC, or under any indemnity agreement to which HII or any HII Affiliate is a party), which liability could have a Material Adverse Effect on HII (excluding liability for benefit claims and funding obligations payable in the ordinary course and liability for PBGC insurance premiums payable in the ordinary course).

                          (B) Insurance Policies. With respect to each HII Benefit Plan that is funded wholly or partially through an insurance policy, there will be no liability of HII or any HII Affiliate, which could have a Material Adverse Effect on HII, in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability under such policy and arising wholly or partially out of events occurring prior to the Effective Time.

                          (vi) Welfare Plans. (A) No HII Benefit Plan that is a "welfare plan" (within the meaning of Section 3(1) of ERISA) provides benefits for any retired or former employees (other than as required pursuant to Section 601 of ERISA) and
                 (B) to the knowledge of HII, no circumstances exist that could subject HII or any HII Affiliate to an excise tax under
                 Section 4976 of the Code.

                          (vii) Funded Status of Plans. (A) Each HII Pension Benefit Plan has assets that, as of January 1, 1996, have a fair market value equal to or exceeding the present value of the accrued benefit obligations thereunder on a termination basis, as of January 1, 1996, based on the actuarial methods, tables and assumptions theretofore utilized by such plan's actuary in preparing such plan's most recently prepared FAS 87 actuarial valuation report and provided by HII to NorAm, and HII is not aware of any existing facts or circumstances that would materially change the funded status of any HII Pension Benefit Plan and (B) no HII Pension Benefit Plan has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code).

                          (viii)  Multiemployer Plans.

                          (A)     No HII Benefit Plan is or was a
                                  "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA), a multiple employer plan described in Section 413(c) of the Code or a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA); and none of HII or any HII Affiliate has been obligated to contribute to, or otherwise has or has had any liability with respect to, any multiemployer plan, multiple employer plan, or multiple employer welfare arrangement.

                          (B) With respect to any HII Benefit Plan that is listed in Section 3.2(l)(viii)(A) of the HII Disclosure Schedule as a multiemployer plan, neither HII nor any HII Affiliate has made or incurred a "complete withdrawal" or a "partial withdrawal," as such terms are defined in Sections 4203 and 4205 of ERISA, therefrom at any time during the six calendar year period immediately preceding the date of this Agreement and the transactions contemplated by the Agreement will not, in and of themselves, give rise to such a "complete withdrawal" or "partial withdrawal."

                          (ix)    Modification or Termination of Plans.
                 Neither HII nor any HII Affiliate is subject to any legal, contractual, equitable or other obligation (nor have they any formal plan or commitment, whether legally binding or not) to enter into any form of compensation or employment agreement or to establish any employee benefit plan of any nature, including (without limitation) any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice or to modify or change any existing HII Benefit Plan. HII or one or more HII Affiliates have the right to, in any manner, and without the consent of any employee, beneficiary or dependent, employees' organization or other person, terminate, modify or amend any HII Benefit Plan (or their participation in any such HII Benefit Plan) at any time sponsored, maintained or contributed to by HII or any HII Affiliate, effective as of any date before, on or after the Effective Time except to the extent that any retroactive amendment would be prohibited by Section 204(g) of ERISA or would adversely affect a vested accrued benefit or a previously granted award under any such plan not subject to Section 204(g) of ERISA.

                          (x)     Reportable Events; Claims.

                          (A) No Reportable Event has occurred with respect to any HII Pension Benefit Plan that could have a Material Adverse Effect on HII, and

                          (B) no liability, claim, action or litigation exists, has been made, commenced or, to the knowledge of HII, threatened, by or against HII or any HII Affiliate with respect to any HII Benefit Plan (other than for benefits or PBGC premiums payable in the ordinary course) that could have a Material Adverse Effect on HII.

                 (m) Labor Matters. Except as set forth in the HII SEC Documents or the HL&P SEC Documents:

                          (i) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against HII or any of its Subsidiaries pending, or, to the knowledge or HII or any of its Subsidiaries, threatened, that has, or could have, a Material Adverse Effect on HII;

                          (ii) there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against HII or any of its Subsidiaries pending, or, to the knowledge of HII or any of its Subsidiaries, threatened, that has, or could have, a Material Adverse Effect on HII;

                          (iii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of HII or any of its Subsidiaries, threatened, against or involving HII or any of its Subsidiaries that has, or could have, a Material Adverse Effect on HII;

                          (iv) HII and each of its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and could not have, a Material Adverse Effect on HII; and

                          (v) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of HII or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of HII or any of its Subsidiaries is or may be entitled to claim indemnification from HII or any of its Subsidiaries pursuant to their respective charters or bylaws, as provided in any indemnification agreement to which HII or any Subsidiary of HII is a party or pursuant to applicable law that has, or could have, a Material Adverse Effect on HII.

                 (n) Intangible Property. HII and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of HII and its Subsidiaries (collectively, the "HII Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Material Adverse Effect on HII. All of the HII Intangible Property is owned by HII or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a Material Adverse Effect on HII and neither HII nor any such Subsidiary has forfeited or otherwise relinquished any HII Intangible Property which forfeiture would result in a Material Adverse Effect on HII. To the knowledge of HL&P and HII, the use of the HII Intangible Property by HII or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither HII nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the HII Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the HII Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Material Adverse Effect on HII.

                 (o)      Environmental Matters.

                          (i)     Compliance.

                          (A) Except as set forth in the HII SEC Documents or the HL&P SEC Documents, HII and each of its Subsidiaries is in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect on HII.

                          (B) Except as set forth in the HII SEC Documents or the HL&P SEC Documents, neither HII nor any of its Subsidiaries has received any written communication from any person or Governmental Entity that alleges that HII or any of its Subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect on HII.

                          (ii) Environmental Permits. Except as set forth in the HII SEC Documents or the HL&P SEC Documents, HII and each of its Subsidiaries has obtained or applied for all Environmental Permits necessary for the construction of their facilities and the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed, is pending and agency approval is expected to be obtained, and HII and its Subsidiaries are in compliance with all terms and conditions of all such Environmental Permits and are not required to make any expenditure in order to obtain or renew any Environmental Permits, except where the failure to obtain or be in compliance with such Environmental Permits and the requirement to make such expenditures would not be reasonably likely to have a Material Adverse Effect on HII.

                          (iii) Environmental Claims. Except as set forth in the HII SEC Documents or the HL&P SEC Documents, there is no Environmental Claim pending or, to the knowledge of HII and its Subsidiaries, threatened

                          (A)     against HII or any of its Subsidiaries,

                          (B) against any person or entity whose liability for any Environmental Claim HII or any of its Subsidiaries has retained or assumed, either contractually or by operation of law, or

                          (C) against any real or personal property or operations that HII or any of its Subsidiaries owns, leases or manages, in whole or in part,

                 that, if adversely determined, would be reasonably likely to have a Material Adverse Effect on HII.

                          (iv) Releases. Except as set forth in the HII SEC Documents or the HL&P SEC Documents, and except for Releases of Hazardous Materials the liability for which would not be reasonably likely to have a Material Adverse Effect on HII, HII has no knowledge of any Release of any Hazardous Materials that has occurred on any of the properties owned, leased or occupied by HII or any Subsidiary of HII or any predecessor of HII or any Subsidiary of HII which requires investigation, assessment, monitoring, remediation or cleanup under Environmental Laws.

                 (p)      Regulation as a Utility.

                          (i) HII is a "public utility holding company" as defined in the 1935 Act exempt from all provisions of the 1935 Act, except Section 9(a)(2), by order of the SEC pursuant to
                 Section 3(a)(1) of the 1935 Act. HL&P is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act. No other Subsidiary of HII is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act.

                          (ii) HL&P is regulated as a public utility in the State of Texas and in no other state. Neither HII nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935 Act) of HII (other than HL&P) is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

                 (q) Opinion of Financial Advisor. The Board of Directors of HII has received the opinion of CS First Boston Corporation ("CS First Boston") to the effect that, as of the date on which the Board of Directors of HII approved this Agreement, the Merger Consideration is fair from a financial point of view to HII.

                 (r)      Vote Required.

                          (i) The affirmative vote of the holders of two-thirds of the outstanding shares of each of the HL&P Class A Common Stock and the HL&P Class B Common Stock, voting separately as a class, is the only vote of the holders of any class or series of capital stock of HL&P necessary to approve this Agreement and the transactions contemplated hereby. The affirmative vote of HII, the sole holder of HL&P Class A Common Stock, has been obtained prior to or on the date hereof. HII shall cause its wholly owned subsidiary Houston Industries (Delaware) Incorporated, the sole holder of HL&P Class B Common Stock, to approve this Agreement and the transactions contemplated hereby as soon as practicable after the date hereof.

                          (ii) The affirmative vote of the holders of two-thirds of the outstanding shares of HII Common Stock is the only vote of the holders of any class or series of capital stock of HII necessary to approve this Agreement, the issuance of shares of HL&P Common Stock pursuant to the Mergers and the other transactions contemplated hereby.

                 (s) Beneficial Ownership of NorAm Common Stock. As of the date hereof, assuming the accuracy of the representation set forth in Section 3.1(b), neither HII nor any of its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any of the outstanding NorAm Common Stock.

                 (t) Brokers. Except for the fees and expenses payable to CS First Boston, which fees are reflected in its agreement with HII (a copy of which has been delivered to NorAm), no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HII or HL&P.

                 (u) Financing. HII has and will continue to have sufficient cash resources available to it to pay the aggregate Cash Consideration.

                 (v) Insurance. HII maintains insurance coverage as is customary for the business of HII and each of its Subsidiaries (taking into account the cost and availability of such insurance), and the transactions contemplated hereby will not materially adversely affect such coverage.

                 (w) Regulatory Proceedings. Except as set forth in the HII SEC Documents or the HL&P SEC Documents, neither HII nor any of its Subsidiaries all or part of whose rates or services are regulated by a Governmental Entity has rates which have been or are being collected subject to refund, pending final resolution of any proceeding pending before a Governmental Entity or on appeal to the courts or is a party to any proceeding before the Governmental Entity or on appeal from orders of the Governmental Entity which could result in orders having a Material Adverse Effect on HII.

                 (x)      Representations with Respect to Merger Sub.

                          (i) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Merger Sub was formed solely for the purpose of being an acquisition vehicle, has engaged in no other business activities, has incurred no obligations or liabilities, has no other assets and has no Subsidiaries.

                          (ii) As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, of Merger Sub, all of which are validly issued, fully paid and nonassessable and are owned by HII.

                          (iii) Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and, assuming this Agreement constitutes the valid and binding obligation of NorAm, constitutes a valid and binding obligation of Merger Sub enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                                   ARTICLE IV

                    CONDUCT OF BUSINESS PENDING THE MERGERS

                 4.1 Conduct of Business by NorAm Pending the Mergers. During the period from the date of this Agreement and continuing until the Effective Time, NorAm agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, as provided in Section
4.1 of the NorAm Disclosure Schedule (each of which exceptions shall specifically identify the relevant subsection hereof to which it relates) or to the extent that HII shall otherwise consent in writing):

                 (a) Ordinary Course. Each of NorAm and its Subsidiaries shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, subject to Section 5.10, and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

                 (b) Dividends; Changes in Stock. NorAm shall not, and it shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or partnership interests, except for the declaration and payment of (x) regular quarterly cash dividends not in excess of $.07 per share of NorAm Common Stock with usual record and payment dates for such dividend, (y) regular quarterly cash distributions not in excess of $.7813 per share of 6 1/4% Convertible Trust Originated Preferred Securities of NorAm Financing I with usual record and payment dates for such distribution and (z) dividends from a Subsidiary of NorAm to NorAm or another Subsidiary of NorAm and except for cash dividends or distributions paid on or with respect to the capital stock or partnership interests of a Subsidiary of NorAm; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of NorAm; or (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof or as contemplated by any existing NorAm Benefit Plan.

                 (c) Issuance of Securities. Except for the issuance of NorAm Common Stock and any rights and options to acquire such shares pursuant to NorAm Stock Plans (which shares, rights or options awarded for periods subsequent to 1996, if any, under NorAm's 1994 Incentive Equity Plan shall be made strictly in accordance with the provisions of Section 5.10(d)), NorAm's Direct Stock Purchase and Dividend Reinvestment Plan, NorAm's Annual Incentive Plan and the Restricted Stock Agreement between Milton Honea and NorAm dated January 31, 1996, NorAm shall not, and it shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or other voting securities of NorAm or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or other voting securities or convertible securities, other than:
         (i) the issuance of NorAm Common Stock upon the exercise of stock options granted under the NorAm Stock Plans that are outstanding on the date hereof, or in satisfaction of stock grants or stock-based awards made prior to the date hereof pursuant to the NorAm Stock Plans or upon conversion of the NorAm Convertible Debentures or NorAm Convertible Junior Debentures; and (ii) issuances by a wholly owned Subsidiary of its capital stock to its parent.

                 (d) Governing Documents. NorAm shall not amend or propose to amend its Restated Certificate of Incorporation or Bylaws.

                 (e) No Acquisitions. Other than acquisitions as to which the aggregate purchase price is not in excess of $25,000,000, NorAm shall not, and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

                 (f) No Dispositions. Other than dispositions in the ordinary course of business consistent with past practice that are not material, individually or in the aggregate, to NorAm and its Subsidiaries taken as a whole, or dispositions as to which the aggregate market value is not in excess of $10,000,000, NorAm shall not, and it shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets.

                 (g) No Dissolution, Etc. NorAm shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of NorAm or any of its Significant Subsidiaries.

                 (h) Certain Employee Matters. Except as may be required by applicable law or any agreement to which NorAm or any NorAm Affiliate is a party on the date hereof or as expressly contemplated by this Agreement, including Section 4.1(c), NorAm shall not, nor shall it permit any NorAm Affiliate to:

                          (i)     amend, or increase the amount of (or
                 accelerate the payment or vesting of) any benefit or amount payable under, any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy providing for compensation or benefits to any current or former director, officer, employee or independent contractor who would be deemed to be an employee under applicable guidelines published by the IRS, and maintained by, contributed to or entered into by, NorAm or any NorAm Affiliate, including, without limitation, the existing NorAm Benefit Plans and the NorAm Pension Benefit Plans;

                          (ii) increase (or enter into any contract, agreement, commitment or arrangement to increase in any manner) the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any current or former director, officer, employee or independent contractor who would be deemed to be an employee under applicable guidelines published by the IRS, of NorAm or any NorAm Affiliate, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to NorAm or any NorAm Affiliate;

                          (iii) adopt, establish or implement any plan, policy or other arrangement providing for any form of benefits or other compensation to any current or former director, officer, employee or independent contractor who would be deemed to be an employee under applicable guidelines published by the IRS, of NorAm or any NorAm Affiliate;

                          (iv) enter into or amend any employment agreement, severance agreement, or other contract, agreement or arrangement with any current or former director, officer, employee or independent contractor who would be deemed to be an employee under applicable guidelines published by the IRS, of NorAm or any NorAm Affiliate; or

                          (v) pay or agree to pay any pension, retirement allowance or other benefit not required or contemplated by any of the existing NorAm Benefit Plans as in effect on the date of this Agreement to any current or former director, officer, employee or independent contractor who would be deemed to be an employee under applicable guidelines published by the IRS, of NorAm or any NorAm Affiliate.

                 (i) Indebtedness; Leases; Capital Expenditures. NorAm shall not, nor shall NorAm permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money (except under NorAm's existing credit facilities, including NorAm's receivable sales facility, and renewals thereof, and refinancings of existing debt that permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any lease (whether such lease is an operating or capital lease) or create any mortgages, liens, security interests or other encumbrances on the property of NorAm or any of its Subsidiaries in connection with any indebtedness thereof or (iii) make or commit to make capital expenditures not provided for in the capital budget, as amended and approved by NorAm prior to the date hereof and disclosed to HII on Section 4.1(i) of the NorAm Disclosure Schedule.

                 (j) Accounting. NorAm shall not, nor shall it permit any of its Subsidiaries to, make any changes in their accounting methods which would be required to be disclosed under the rules and regulations of the SEC, except as required by law, rule, regulation or GAAP.

                 (k) Affiliate Transactions. NorAm shall not, nor shall it permit any of its Subsidiaries to, enter into any agreement or arrangement with any of their respective affiliates (as such term is defined in Rule 405 under the Securities Act, an "Affiliate"), other than with wholly owned Subsidiaries of NorAm, on terms materially less favorable to

         NorAm or such Subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

                 (l) Rate Matters. Subject to applicable law and except for non-material filings in the ordinary course of business consistent with past practices, 10 business days prior to making any filing regarding any changes in its or its Subsidiaries' rates or charges (other than pass-through fuel and gas rates or charges under existing tariffs or rate schedules), standards of service, accounting, or the services it provides (or any amendment thereto) with any Governmental Entity, NorAm shall, and shall cause its Subsidiaries to, deliver a copy of such filing or amendment to HII. NorAm shall, and shall cause its Subsidiaries to, make all such filings only in the ordinary course of business consistent with past practices.

                 (m) Contracts. NorAm shall not, nor shall it permit any of its Subsidiaries to, except in the ordinary course of business consistent with past practice and NorAm policy, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which it or any of its Subsidiaries is a party or waive, release or assign any material rights or claims. NorAm shall not, nor shall it permit any of its Subsidiaries to, enter into any contract involving total consideration of $10,000,000 or more, or in the case of NorAm Energy Services, Inc., any gas or power marketing contract involving total consideration of $50,000,000 or more, with a term longer than one year which is not terminable by NorAm or any such Subsidiary of NorAm without penalty upon no more than 30 days' prior notice.

                 (n) Insurance. NorAm shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

                 (o) Permits. NorAm shall, and shall cause its Subsidiaries to, use reasonable efforts to maintain in effect all existing NorAm Permits which are material to their respective operations.

                 (p) Tax Matters. NorAm shall not (i) make or rescind any material express or deemed election relating to Taxes unless it is reasonably expected that such action will not adversely affect NorAm, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where NorAm has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except where such settlement or compromise will not adversely affect NorAm or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those expected to be employed in the preparation of its federal income tax Return for the taxable year ending December 31, 1995, except as may be required by applicable law or except for such changes that are reasonably expected not to adversely affect NorAm.




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                 (q)      Discharge of Liabilities.  NorAm shall not, nor shall
         it permit any of its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of NorAm included in NorAm's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, or incurred in the ordinary course of business consistent with past practice.

                 (r) Other Actions. NorAm shall not, and shall not permit any of its Subsidiaries to, take or fail to take any other action which would reasonably be expected to prevent or materially impede, interfere with or delay the Mergers.

                 (s) Agreements. NorAm shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any action inconsistent with the foregoing.

                 4.2 Certain Restrictions in Respect of HII and HL&P. During the period from the date of this Agreement and continuing until the Effective Time, HII and HL&P agree as to themselves and their Subsidiaries that (except as expressly contemplated or permitted by this Agreement, as provided in Section 4.2 of the HII Disclosure Schedule (each of which exceptions shall specifically identify the relevant subsection hereof to which it relates) or to the extent that NorAm shall otherwise consent in writing):

                 (a) Dividends; Changes in Stock. Each of HII and HL&P shall not (i) engage in any material repurchase at a premium, recapitalization, restructuring or reorganization with respect to its capital stock (other than (x) pursuant to the HII Common Stock Repurchase Program or (y) in connection with the HII/HL&P Merger), including, without limitation, by way of any extraordinary dividends on or other extraordinary distributions in respect of any of its capital stock, (ii) engage in any repurchase of HII Common Stock (other than pursuant to the HII Stock Plans) during the period beginning 45 days prior to the Effective Time and ending at the Effective Time or (iii) amend any material term or provision of the HL&P Common Stock.

                 (b) Governing Documents. HL&P shall not amend or propose to amend its Restated Articles of Incorporation with respect to the rights of the holders of HL&P Common Stock except as contemplated herein.

                 (c) Insurance. HII shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

                 (d) Permits. HL&P and HII shall use reasonable efforts to maintain in effect all existing HII Permits which are material to their respective operations.

                 (e) Certain Acquisitions. Other than acquisitions as to which the purchase price is not in excess of $200,000,000, HII shall not, and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof the principal business of which is not related to the sale, transmission, distribution, marketing or generation of electric power or gas or other regulated or unregulated utility operations. HII will consult with appropriate NorAm personnel prior to any acquisition with a purchase price in excess of $200,000,000 and NorAm shall keep any such information strictly confidential.

                 (f) Other Actions. Each of HII and HL&P shall not, and shall not permit any of their Subsidiaries to, take or fail to take any other action which would reasonably be expected to prevent or materially impede, interfere with or delay the Mergers.

                 (g) Agreements. Each of HII and HL&P shall not agree in writing or otherwise to take any action inconsistent with the foregoing.

                 4.3      No Solicitation.

                 (a) From and after the date hereof, NorAm will not, and will not authorize or permit any of its officers, directors, employees, agents and other representatives or those of any of its Subsidiaries (collectively, "NorAm Representatives") to, directly or indirectly, solicit, initiate or encourage (including by way of providing information) any prospective buyer or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as hereinafter defined) from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate, any such proposal; provided, however, that, notwithstanding any other provision of this Agreement, (i) NorAm's Board of Directors may take and disclose to NorAm's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (ii) prior to approval of this Agreement by NorAm's stockholders and following receipt from a third party (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with NorAm or any NorAm Representatives) of a bona fide Acquisition Proposal that is financially superior to the NorAm Merger and reasonably capable of being financed (as determined in each case in good faith by NorAm's Board of Directors after consultation with NorAm's financial advisors), (x) NorAm may engage in discussions or negotiations with such third party and may furnish such third party information concerning NorAm and its business, properties and assets if such third party executes a confidentiality and standstill agreement in reasonably customary form and (y) the Board of Directors of NorAm may withdraw, modify or not make its recommendation referred to in Section
         5.5 or terminate this Agreement in accordance with Section 7.1(g), but in each case referred to in the foregoing clauses (i) and (ii) only to the extent that the Board of Directors of NorAm shall conclude in good faith based on the written advice of NorAm's outside counsel that such action is necessary in order



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



         for the Board of Directors of NorAm to act in a manner that is consistent with its fiduciary obligations under applicable law, notwithstanding (1) a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties and (2) any concessions which may be offered by HII in negotiations entered into pursuant to Section 7.1(g)(ii) or otherwise.

                 (b) NorAm shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by NorAm or any NorAm Representatives with respect to any Acquisition Proposal existing on the date hereof.

                 (c) Prior to taking any action referred to in Section 4.3(a), if NorAm intends to participate in any such discussions or negotiations or provide any such information to any such third party, NorAm shall give reasonable prior notice to HII of each such action. NorAm will promptly notify HII of any such requests for such information or the receipt of any Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Acquisition Proposal, and the material terms and conditions of any Acquisition Proposal.

                 (d) Nothing in this Section 4.3 shall permit NorAm to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement NorAm shall not enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal other than a confidentiality agreement in the form referred to above).

                 (e) As used in this Agreement, "Acquisition Proposal" means any proposal or offer, other than a proposal or offer by HII or any of its Affiliates, for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving NorAm or any Significant Subsidiary of NorAm or any proposal to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, NorAm or any of its Significant Subsidiaries.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

                 5.1 Preparation of S-4 and the Joint Proxy Statement. As promptly as practicable after the date hereof, HII, HL&P and NorAm shall prepare and file with the SEC the Joint Proxy Statement and HL&P shall prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of HII, HL&P and NorAm shall use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of HII, HL&P and NorAm shall use its best efforts to cause the Joint Proxy Statement to be mailed to the shareholders of HII and the stockholders of NorAm at the earliest practicable date. HL&P shall use its best efforts to obtain all necessary state securities laws or "blue sky"



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

permits, approvals and registrations in connection with the issuance of HL&P Common Stock in the Mergers and upon the exercise of the HII Stock Options and the NorAm Stock Options assumed by HL&P and NorAm shall furnish all information concerning NorAm and the holders of NorAm Common Stock as may be reasonably requested in connection with obtaining such permits, approvals and registrations.

                 5.2 Letter of NorAm's Accountants. NorAm shall use its best efforts to cause to be delivered to HII a letter of Coopers & Lybrand, L.L.P., NorAm's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to HII and NorAm, in form and substance reasonably satisfactory to HII and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.
                 5.3 Letter of HII's Accountants. HII shall use its best efforts to cause to be delivered to NorAm a letter of Deloitte & Touche LLP, HII's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to NorAm and HII, in form and substance reasonably satisfactory to NorAm and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

                 5.4 Access to Information. Upon reasonable notice, NorAm, HII and HL&P shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the others, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of NorAm, HII and HL&P shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of NorAm, HII and HL&P agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 5.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreements dated July 15, 1996 between HII and NorAm (the "Confidentiality Agreements") shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

                 5.5 NorAm Stockholders' Meeting. NorAm shall (i) call a meeting of its stockholders (the "NorAm Stockholders' Meeting") to be held as promptly as practicable after the date hereof for the purpose of voting upon this Agreement and the NorAm Merger (or in lieu thereof and only in the circumstances set forth in Section 8.1 or Section 8.5, the Alternative Merger or the Second Alternative Merger, respectively), (ii) through its Board of Directors, recommend to its stockholders approval of such matters and not rescind such recommendation, (iii) use its best efforts to obtain approval and adoption of this Agreement and the NorAm Merger by its stockholders and (iv) use all reasonable efforts to hold such meeting as soon as practicable after the date upon which the S-4 becomes effective; provided, however, that nothing herein obligates NorAm to take any



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

action that would cause its Board of Directors to act inconsistently with their fiduciary duties as determined by the Board of Directors of NorAm in good faith based on the written advice of NorAm's outside counsel. The NorAm Stockholders' Meeting shall be held on such date as soon as practicable after the date upon which the S-4 becomes effective as NorAm and HII shall mutually determine.

                 5.6 HII Shareholders' Meeting. HII (i) shall call the HII Shareholders' Meeting to be held as promptly as practicable after the date hereof for the purpose of voting upon this Agreement, the HII/HL&P Merger and the issuance of the Stock Consideration in the NorAm Merger (or in lieu of the Mergers and only in the circumstances set forth in Section 8.1 or 8.5, the Alternative Merger or the Second Alternative Merger, respectively), (ii) through its Board of Directors, recommend to its shareholders approval of such matters and not rescind such recommendation, (iii) use its best efforts to obtain approval and adoption of this Agreement, the HII/HL&P Merger and the issuance of the Stock Consideration in the NorAm Merger by its shareholders and
(iv) use all reasonable efforts to hold such meeting as soon as practicable after the date upon which the S-4 becomes effective; provided, however, that nothing herein obligates HII to take any action that would cause its Board of Directors to act inconsistently with their fiduciary duties as determined by the Board of Directors of HII in good faith based on the written advice of HII's outside counsel. The meeting of HII's shareholders for the purpose of voting upon this Agreement, the HII/HL&P Merger and the issuance of the Stock Consideration in the NorAm Merger (the "HII Shareholders' Meeting") shall be held on such date as soon as practicable after the date upon which the S-4 becomes effective as NorAm and HII shall mutually determine.

                 5.7      Regulatory and Other Approvals.

                 (a) HSR Act. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by their respective "ultimate parent" companies under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and to respond on a timely basis to any requests for additional information made by either of such agencies.

                 (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity required to be obtained or made by NorAm, HII, HL&P or any of their Subsidiaries in connection with the Mergers or the taking of any action contemplated thereby or by this Agreement.

                 (c) Other Approvals. Each party hereto will, and will cause its Subsidiaries to, take all commercially reasonable actions necessary to obtain (and will cooperate with each



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

         other in obtaining) all NorAm Required Consents and all HII Required Consents, as the case may be.

                 5.8 Agreements of Others. Prior to the Effective Time, NorAm shall cause to be prepared and delivered to HL&P a list identifying all persons who, at the time of the NorAm Stockholders' Meeting, may be deemed to be "affiliates" of NorAm as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). NorAm shall use its best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to HL&P, at or prior to the Effective Time, a written agreement, in the form to be approved by the parties hereto, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of HL&P Common Stock issued to such Rule 145 Affiliate pursuant to the NorAm Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

                 5.9 Authorization for Shares and Stock Exchange Listing. Prior to the Effective Time, HL&P shall have taken all action necessary to permit it to issue the number of shares of HL&P Common Stock required to be issued pursuant to Sections 2.1 and 2.2. HL&P shall use all reasonable efforts to cause the shares of HL&P Common Stock to be issued in the Mergers and the shares of HL&P Common Stock to be reserved for issuance upon exercise of the HII Stock Options and the NorAm Stock Options assumed by HL&P pursuant to
Section 5.11 and issuances under the HII Stock Plans and the NorAm Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

                 5.10     Employee Matters.

                 (a) HL&P and NorAm agree that all employees of NorAm immediately prior to the Effective Time shall be employed by the NorAm Merger Surviving Corporation immediately after the Effective Time, it being understood that neither the NorAm Merger Surviving Corporation nor HL&P shall have any obligation to continue employing such employees for any length of time thereafter.

                 (b) From and after the Effective Time, to the extent of the accrued benefits described in this Section 5.10(b), HL&P will honor in accordance with their respective terms the employee benefit plans, programs, policies, arrangements and agreements listed on
         Section 5.10(b) to the NorAm Disclosure Schedule (the "Section 5.10(b) Plans") and will not take, or permit to be taken, any action that would reduce, eliminate or otherwise adversely affect the compensation or benefits accrued at the Effective Time (or, solely with respect to those three severance plans listed as Items 6, 7 and 8 on Section 5.10(b) to the NorAm Disclosure Schedule, if greater, at termination of employment after the Effective Time) for any employee or former employee of NorAm or any NorAm Affiliate under any Section 5.10(b) Plan. Nothing contained in this Section 5.10(b) shall preclude HL&P from amending any Section 5.10(b) Plan to cease the accrual of benefits thereunder after the Effective Time (or, solely with respect to those three severance plans listed as Items 6, 7 and 8 on Section 5.10(b) to the NorAm Disclosure Schedule, if greater, at termination of employment after the Effective Time). For purposes of any Section 5.10(b) Plan that contains a provision relating to a change in control of NorAm, HL&P acknowledges that the consummation of the NorAm Merger constitutes such a change in control.

                 (c) For one year after the Effective Time, HL&P will continue or cause to be continued without adverse change to any employee or former employee of NorAm and the NorAm Affiliates all NorAm Benefit Plans other than the Section 5.10(b) Plans and the types of plans described in Section 5.10(d) and (e) below, except that any NorAm Common Stock investment fund offered under a NorAm Benefit Plan will be replaced by either a HL&P Common Stock fund or a traditional investment fund, as determined by HL&P. From and after the expiration of the one-year period following the Effective Time, HL&P will provide the employees of NorAm and each NorAm Affiliate with benefits that in the aggregate are not less favorable than those then provided to similarly situated employees of HL&P. In the event a HL&P employee benefit plan is made available to employees of NorAm and the NorAm Affiliates, all periods of service with NorAm and the NorAm Affiliates will be credited to such employees for all purposes other than accrual of benefits, including the eligibility to participate and receive benefits for which a specified period of service is required under such HL&P employee benefit plan. The foregoing provisions of this
         Section 5.10(c) will not apply to any employee benefits provided to employees of NorAm and the NorAm Affiliates who are covered by a collective bargaining agreement to the extent such provisions are inconsistent with the terms of any applicable collective bargaining agreement.

                 (d) If the Effective Time does not occur on or before December 31, 1996, awards made by NorAm under the NorAm 1994 Incentive Equity Plan (the "NorAm Incentive Plan") with respect to the performance cycle beginning January 1, 1997 (the "Cycle X Awards") will be made by utilizing the same salary grade levels and the same award levels assigned to each salary grade that were utilized in making awards under the NorAm Incentive Plan for the performance cycle beginning January 1, 1996.

                          Each Cycle X Award shall be conditioned upon (1) if the recipient is covered by an individual severance agreement, the recipient's waiver of the acceleration of incentive benefits provided for in Section 3 of such severance agreement solely with respect to any outstanding Cycle X Awards, (2) the recipient's agreement that, notwithstanding any provision of any outstanding award agreement to the contrary, (a) if the recipient becomes employed by HL&P or an affiliate of HL&P at the Effective Time, each outstanding Cycle X Award shall automatically expire without the payment of any consideration to the recipient other than the grant of substitute awards by HL&P as described below and (b) if the recipient does not become employed by HL&P or an affiliate of HL&P at the Effective Time, (i) a fraction of the options subject to each outstanding Cycle X Award under the NorAm Incentive Plan shall become immediately exercisable by the recipient (and the option shall expire with respect to the remaining shares) and (ii) a fraction of all nonforfeited shares of restricted stock and opportunity shares subject to such award shall be immediately delivered to the recipient (and the remaining restricted shares and opportunity shares shall be forfeited), the number of such option shares, restricted shares and opportunity shares to be based on the opportunity (maximum) level of performance and the fraction to be determined by multiplying the option shares, restricted shares and opportunity shares by a fraction, the numerator of which is the number of calendar days from and including the effective date of the applicable performance cycle through the date of the Effective Time and the denominator of which is the total number of days in the applicable performance cycle and (3) the recipient's agreement that the foregoing arrangement does not constitute a reduction in the aggregate of the recipient's base pay and target variable pay (for individuals not covered by individual severance agreements) or a reduction in the aggregate of the recipient's base pay and incentive pay (for individuals covered by individual severance agreements) or the termination or denial of the recipient's rights to any employee benefits or a reduction in the scope or value thereof.

                 As of the Effective Time, HL&P shall cause one or more substitute long-term incentive awards to be granted under the HII 1994 Long Term Incentive Compensation Plan to each individual whose award(s) under the NorAm Incentive Plan expired upon the individual's employment with HL&P as of the Effective Time in accordance with the preceding paragraph. One substitute award shall be granted for each award so expired on terms and conditions to be determined in good faith by the Personnel Committee of HL&P to be substantially equal to the terms and conditions of the expired award. With respect to each performance cycle commencing after the Effective Time, executive and management employees of NorAm and the NorAm Affiliates will be eligible to participate in all long-term and short-term incentive compensation, variable pay and similar plans maintained by HL&P for other executive and management employees of HL&P and the affiliates of HL&P on substantially the same basis as similarly situated executives and management employees of HL&P and the affiliates of HL&P. In addition, all other employees of NorAm and the NorAm Affiliates (including employees covered by a collective bargaining agreement to the extent permitted by such agreement) will be eligible to participate in variable pay plans and programs of HL&P on substantially the same basis as similarly situated employees of HL&P and the affiliates of HL&P. The Personnel or Benefits Committee of HL&P, as applicable, shall have the sole and absolute authority to determine the NorAm employees eligible to receive, and the amount of, benefits provided under this Section 5.10(d), whose good faith determination shall be conclusive and binding on all parties hereto, including any employee who was employed by NorAm prior to the Effective Time.

                 (e) For the calendar year ending December 31, 1996, NorAm will pay to each employee of NorAm and the NorAm Affiliates who is a participant in a NorAm annual incentive compensation plan or a variable pay program the amount of annual incentive compensation or variable pay awarded to such employee for 1996 based on the level of performance goals actually attained by NorAm. The amount of such incentive compensation or variable pay will be determined in accordance with normal practice, will not be prorated if the Effective Time is prior to December 31, 1996, and will be paid on or before March 15, 1997. If the Effective Time occurs in 1997, annual incentive compensation and variable pay awarded to employees of NorAm and the NorAm Affiliates for calendar 1997 will be paid to such employees as soon as practicable after the Effective Time based on the level of performance goals NorAm actually attained at the Effective Time (if such performance level can reasonably be determined) or (if such performance level cannot reasonably be determined) based on the level of performance goals that would have been attained by NorAm at the target level of performance and will be prorated by multiplying the amount of incentive compensation so determined by a fraction, the numerator of which is the number of calendar days from and including January 1, 1997, through the date of the Effective Time and the denominator of which is 365.

                 (f) For a period of at least two years after the Effective Time, HL&P will maintain and continue initiatives similar to those reflected in NorAm's Operation Breakthrough and will consider extending or integrating such initiatives into HL&P and the affiliates of HL&P in order to more fully integrate the businesses, operations and employees of HL&P and NorAm.

                 (g) NorAm has previously established "rabbi trusts" (the "NorAm Rabbi Trusts") to fund certain nonqualified benefit plans, programs and compensation agreements for employees and directors. Pursuant to resolutions adopted by the NorAm Board of Directors at the time the NorAm Rabbi Trusts were established, the execution of this Agreement by NorAm will cause the NorAm Rabbi Trusts to be funded. NorAm will take such action as is necessary to rescind such funding resolutions. In exchange, HL&P agrees to maintain the NorAm Rabbi Trusts for an indefinite period of time and, notwithstanding any provision of the NorAm Rabbi Trusts that would otherwise permit earlier termination, to terminate the NorAm Rabbi Trusts only with the unanimous consent of those persons who, immediately prior to any proposed termination, would benefit from the NorAm Rabbi Trusts if the NorAm Rabbi Trusts were fully funded. In addition, HL&P agrees to deliver to the trustee of the NorAm Rabbi Trusts, on or before the occurrence of a change in control of HL&P (a change in control to have the same meaning as under the NorAm Rabbi Trusts as if the term "Company" referred to HL&P), an amount that is not less than 120% multiplied by the aggregate "Fully Funded" amounts for all "subaccounts" as most recently determined by the "Actuary" (as such terms are defined in the NorAm Rabbi Trusts), unless those persons who would benefit from the funding of the NorAm Rabbi Trusts unanimously waive such funding.

                 5.11 Stock Options. (a) At the Effective Time, each outstanding NorAm Stock Option, whether vested or unvested, of a holder who has properly elected (in accordance with Section 2.2(e)(i)) to have HL&P assume his or her NorAm Stock Options, shall be assumed by HL&P. Each such option shall be deemed to constitute an option to acquire, on the same terms and conditions (giving effect to any accelerated vesting caused by the NorAm Merger) as were applicable under such NorAm Stock Option, a number of shares of HL&P Common Stock equal to the number of shares of NorAm Common Stock purchasable pursuant to such NorAm Stock Option multiplied by the Stock Consideration, at a price per share equal to the per-share exercise price for the shares of NorAm Common Stock purchasable pursuant to such NorAm Stock Option divided by the Stock Consideration; provided, however, that in the case of any option to which
Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code; and provided further, that the number of shares of HL&P Common Stock that may be purchased upon exercise of such NorAm Stock Option shall not include any fractional share and, upon exercise of such NorAm Stock Option, a cash payment shall be made for any fractional share based upon the closing price of a share of HL&P Common Stock on the NYSE on the last Trading Day of the calendar month immediately preceding the date of exercise.

         (b) HL&P shall take all corporate action necessary to reserve for issuance a sufficient number of shares of HL&P Common Stock for delivery upon exercise of the NorAm Stock Options assumed in accordance with this Section
5.11. As soon as practicable after the Effective Time, HL&P shall file with the SEC a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of HL&P Common Stock subject to the NorAm Stock Options assumed in accordance with this Section 5.11 and shall use all commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the NorAm Stock Options remain outstanding.

                 5.12     Indemnification; Directors' and Officers' Insurance.
(a) From and after the Effective Time, the NorAm Merger Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of NorAm or any of its Subsidiaries or an employee of NorAm or any of its Subsidiaries who acts as a fiduciary under any NorAm Benefit Plan or NorAm Pension Benefit Plan (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or such employee of NorAm or any of its Subsidiaries whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent permitted under applicable law (and the NorAm Merger Surviving Corporation will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the NorAm Merger Surviving Corporation shall have the right to assume the defense thereof (which it shall, in cooperation with the Indemnified Parties, vigorously defend) and the NorAm Merger Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the NorAm Merger Surviving Corporation elects not to assume such defense or there is a conflict of interest between the NorAm Merger Surviving Corporation, on the one hand, and the Indemnified Parties, on the other hand, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the NorAm Merger Surviving Corporation, the Indemnified Parties may retain counsel satisfactory to them, and the NorAm Merger Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that the NorAm Merger Surviving Corporation shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties except to the extent that local counsel, in addition to such parties' regular counsel, is required in order to effectively defend against such action or proceeding, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the NorAm Merger Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and provided, further, that the NorAm Merger Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. NorAm, HII, HL&P and Merger Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties (including in NorAm's Restated Certificate of Incorporation or Bylaws or in the indemnification agreements previously provided to HII) with respect to matters occurring through the Effective Time, shall survive the Mergers and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

         (b) For a period of six years after the Effective Time, the NorAm Merger Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by NorAm and its Subsidiaries (provided that the NorAm Merger Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Parties) with respect to matters arising before the Effective Time, provided that the NorAm Merger Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of 150% of the last annual premium paid by NorAm prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount. NorAm represents that the last annual premium paid by NorAm for such insurance prior to the date hereof is the amount set forth in Section 5.12(b) to the NorAm Disclosure Schedule.

                 5.13 Compliance with WARN Act. HII shall, or shall cause HL&P or Merger Sub to, comply with all laws governing the shutdown of operations of facilities, including any action that could be construed as a "plant closing" or "mass layoff" as those terms are defined in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101.2109 ("WARN") or any "employment loss" as defined in WARN which an employee of NorAm or any of its Subsidiaries may suffer or may be deemed to suffer in connection with the NorAm Merger.

                 5.14 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

                 5.15 Public Announcements. HII, HL&P and Merger Sub, on the one hand, and NorAm, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system.

                 5.16 Other Actions. Except as contemplated by this Agreement, neither HII, HL&P nor NorAm shall, and none of them shall permit any of their respective Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Mergers set forth in Article VI not being satisfied.

                 5.17 Advice of Changes; SEC Filings. HII, HL&P and NorAm shall confer on a regular basis with each other, report on operational matters and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on HII or NorAm, as the case may be. NorAm, HII and HL&P shall promptly provide each other (or their respective counsel) copies of all filings made by such party with the SEC or any other Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                 5.18 Reorganization. It is the intention of the parties hereto that the Mergers will qualify as a reorganization described in Section 368(a) of the Code (and any comparable provisions of applicable state law). Neither HL&P, HII nor NorAm (nor any of their respective Subsidiaries) will take or omit to take any action (whether before, on or after the Closing Date) that would cause the Mergers not to be so treated. The parties will characterize the Mergers as such a reorganization for purposes of all Returns and other filings.

                 5.19 HII/HL&P Merger Surviving Corporation Board of Directors. The Board of Directors of the HII/HL&P Merger Surviving Corporation will take such action as may be necessary (including the amendment of the HII/HL&P Merger Surviving Corporation's bylaws) to cause the election of four persons, each of whom shall be mutually agreed upon by NorAm and HII and shall have been a director of NorAm immediately prior to the date hereof, to be directors of the HII/HL&P Merger Surviving Corporation immediately after the Effective Time. One of such directors shall be elected as a Class II director, one shall be elected as a Class III director, and two shall be elected as Class I directors. Subject to the fiduciary duties of its Board of Directors, HII/HL&P Merger Surviving Corporation shall nominate and solicit proxies for the re-election of such Class II director for an additional three-year period upon expiration of his initial term, provided such director continues to be qualified and willing to serve.

                 5.20 Execution of Supplemental Indentures. At the Effective Time, the NorAm Merger Surviving Corporation, and additionally in the case of the NorAm Convertible Debentures and the NorAm Convertible Junior Debentures, the HII/HL&P Merger Surviving Corporation, shall execute and deliver, supplemental indentures, in form satisfactory to HII, assuming the obligations of NorAm under the indentures governing NorAm's long-term indebtedness.

                 5.21 Disclosure Schedules. The NorAm Disclosure Schedule and the HII Disclosure Schedule (collectively, the "Disclosure Schedules") are an integral part of this Agreement and shall modify or otherwise affect the respective representations, warranties, covenants or agreements of the parties hereto contained in this Agreement. All of the representations and warranties of the parties hereto contained herein shall apply as if any of the Mergers, the Alternative Merger or the Second Alternative Merger are to be consummated.

                 5.22 Fairness Opinions Not Withdrawn. It shall be a condition to the obligation of NorAm to mail the Joint Proxy Statement to its stockholders and to hold the NorAm Stockholders' Meeting that the opinion of Merrill Lynch, referred to in Section 3.1(t), shall not have been withdrawn, and it shall be a condition to the obligation of HII to mail the Joint Proxy Statement to its shareholders and to hold the HII Shareholders' Meeting that the opinion of CS First Boston, referred to in Section 3.2(q), shall not have been withdrawn.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Mergers shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                 (a) NorAm Stockholder Approval. This Agreement and the NorAm Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of NorAm Common Stock entitled to vote thereon.

                 (b) HII Shareholder Approval. This Agreement, the HII/HL&P Merger and the issuance of the Stock Consideration in the NorAm Merger shall have been approved and adopted by the affirmative vote of the holders of two-thirds of the outstanding shares of HII Common Stock entitled to vote thereon.

                 (c) NYSE Listing. The shares of HL&P Common Stock issuable to HII shareholders and NorAm stockholders pursuant to this Agreement and such other shares of

         HL&P Common Stock required to be reserved for issuance in connection with the Mergers shall have been authorized for listing on the NYSE upon official notice of issuance.

                 (d) Other Approvals. The waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated and all filings required to be made prior to the relevant Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the relevant Effective Time from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by NorAm, HII, HL&P and Merger Sub shall have been made or obtained (as the case may be), except for such consents, approvals, permits and authorizations the failure of which to be obtained would not, in the aggregate, be reasonably likely in the judgment of HII to result in a Material Adverse Effect on HL&P (assuming the Mergers have taken place) or to materially adversely affect the consummation of the Mergers, and no such consent, approval, permit or authorization shall impose terms or conditions that would have, or would be reasonably likely to have, in the judgment of HII, a Material Adverse Effect on NorAm or HL&P (assuming the Mergers have taken place). Unless otherwise agreed to by HII, no such consent, approval, permit or authorization shall then be subject to appeal.

                 (e) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                 (f) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, no order of any Governmental Entity having jurisdiction over HL&P, HII or NorAm, and no other legal restraint or prohibition shall be in effect (an "Injunction") preventing or making illegal the consummation of the Mergers; provided, however, that prior to any party invoking this condition, such party shall have complied fully with its obligations under Section 5.7.

                 6.2 Conditions of Obligations of HII, HL&P and Merger Sub. The obligations of HII, HL&P and Merger Sub to effect the Mergers are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by HII, HL&P and Merger Sub.

                 (a) Representations and Warranties. Each of the representations and warranties of NorAm set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in
         Section 3.1 hereof) could not reasonably be expected to have a Material Adverse Effect on NorAm or as otherwise contemplated by this Agreement, and HII shall have received a certificate signed on behalf of NorAm by the Chief Executive Officer and the Chief Financial Officer of NorAm to such effect.

                 (b) Performance of Obligations of NorAm. NorAm shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing
         Date, and HII shall have received a certificate signed on behalf of NorAm by the Chief Executive Officer and the Chief Financial Officer of NorAm to such effect.

                 (c) Letters from Rule 145 Affiliates. HL&P shall have received from each person named in the letter referred to in Section
         5.8 an executed copy of an agreement as provided in Section 5.8.

                 (d) Number of NorAm Dissenting Shares. At the Effective Time, the aggregate number of NorAm Dissenting Shares shall not exceed 10% of the total number of issued and outstanding shares of NorAm Common Stock.

                 (e) Tax Opinion. HII shall have received an opinion, in form and substance satisfactory to HII, dated the Closing Date, a copy of which will be furnished to NorAm, of Baker & Botts, L.L.P., counsel to HII, to the effect that, if the Mergers (or in lieu thereof, the Alternative Merger or the Second Alternative Merger) are consummated in accordance with the terms of this Agreement, each of the HII/HL&P Merger and the NorAm Merger (or in lieu thereof, the Alternative Merger or the Second Alternative Merger) will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may receive and rely upon appropriate representations of fact contained in certificates of HII, HL&P, Merger Sub, NorAm and certain stockholders of HII and of NorAm, which representations are in form and substance reasonably satisfactory to such counsel.

                 (f) No Material Limitations or Restraints. No Injunction shall be in effect (i) imposing any material limitation upon the ability of HII or any of its Subsidiaries effectively to control the business or operations of NorAm or any of its Subsidiaries or (ii) prohibiting or imposing any material limitation upon HII's or any of its Subsidiaries' ownership or operation of all or any material portion of the business or assets or properties of HII or NorAm or any of their respective Subsidiaries or compelling HII or NorAm or any of their respective Subsidiaries to divest or hold separate all or any material portion of the business or assets or properties of HII or NorAm or any of their respective Subsidiaries or imposing any other material limitation on any of them in the conduct of their businesses and no such action by any Governmental Entity seeking such an Injunction or an Injunction preventing or making illegal the consummation of the Mergers shall be pending; provided, however, that prior to invoking this condition, HII, HL&P and Merger Sub shall have complied fully with their obligations under Section 5.7.

                 (g) NorAm Required Consents. The NorAm Required Consents shall have been obtained, except for such NorAm Required Consents the failure of which to be obtained would not have a Material Adverse Effect on NorAm.

                 6.3 Conditions of Obligations of NorAm. The obligation of NorAm to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by NorAm:

                 (a) Representations and Warranties. Each of the representations and warranties of HII, HL&P and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in Section 3.2 hereof) could not reasonably be expected to have a Material Adverse Effect on HII or as otherwise contemplated by this Agreement, and NorAm shall have received a certificate signed on behalf of HII by the Chief Executive Officer and the Chief Financial Officer of HII to such effect.

                 (b) Performance of Obligations of HII, HL&P and Merger Sub. HII, HL&P and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and NorAm shall have received a certificate signed on behalf of HII by the Chief Executive Officer and the Chief Financial Officer of HII to such effect.

                 (c) Tax Opinion. NorAm shall have received an opinion, in form and substance satisfactory to NorAm, dated the Closing Date, a copy of which will be furnished to HII, of Jones, Day, Reavis & Pogue, counsel to NorAm, to the effect that, if the Mergers (or in lieu thereof, the Alternative Merger or the Second Alternative Merger) are consummated in accordance with the terms of this Agreement, the NorAm Merger (or in lieu thereof, the Alternative Merger or the Second Alternative Merger) should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may receive and rely upon appropriate representations of fact contained in certificates of HII, HL&P, Merger Sub, NorAm and certain stockholders and members of management of NorAm, which representations are in form and substance reasonably satisfactory to such counsel.

                 (d) HII Required Consents. The HII Required Consents shall have been obtained, except for such HII Required Consents the failure of which to be obtained would not have a Material Adverse Effect on HII.


                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

                 7.1 Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Mergers by the shareholders of HII and the stockholders of NorAm:

                 (a) by mutual written consent of NorAm, HII and HL&P, or by mutual action of their respective Boards of Directors;

                 (b) by either NorAm or HII if (i) any Governmental Entity shall have issued any Injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers and such Injunction or other action shall have become final and nonappealable; or (ii) any required approval of the shareholders or stockholders of the other party shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or stockholders, as the case may be, or at any adjournment thereof;

                 (c) by either NorAm or HII if the Mergers shall not have been consummated by the first anniversary of the date hereof (the "Initial Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Mergers to occur on or before such date; and provided, further, that if on the Initial Termination Date the conditions to the Closing set forth in
         Section 6.1(d) shall not have been fulfilled but all other conditions to the Closing shall have been fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to December 31, 1997;

                 (d) by HII if (i) for any reason NorAm fails to call and hold a stockholders meeting for the purpose of voting upon this Agreement and the NorAm Merger by February 15, 1997 (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to HII if (x) the S-4 shall not have been declared effective by the SEC at least 45 days prior to the date of termination or (y) NorAm would be entitled to terminate this Agreement under
         Section 7.1(e)); (ii) NorAm shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by NorAm at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by NorAm of notice of such breach and is existing at the time of termination of this Agreement); (iii) any representation or warranty of NorAm contained in this Agreement shall not be true in all material respects when made or on or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date) provided such breach has not been cured within 30 days following receipt by NorAm of notice of such breach and is existing at the time of termination of this Agreement, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in Section 3.1 hereof) could not reasonably be expected to have a Material Adverse Effect on NorAm; (iv) after the date hereof there has been any Material Adverse Change with respect to NorAm, except for general economic changes or changes that may affect the industries of NorAm or any of its Subsidiaries generally; or (v) any Governmental Entity shall have issued any Injunction or taken any other action permanently imposing, prohibiting or compelling any of the limitations, prohibitions or compulsions set forth in Section 6.2(f) and such Injunction or other action shall have become final and nonappealable;

                 (e) by NorAm if (i) other than pursuant to Article VIII, the Board of Directors of HII shall have withdrawn or modified, in any manner which is adverse to NorAm, its recommendation or approval of the HII/HL&P Merger or this Agreement and the transactions contemplated hereby or shall have resolved to do so; (ii) other than pursuant to Article VIII, for any reason HII fails to call and hold a shareholders meeting for the purpose of voting upon this Agreement and the HII/HL&P Merger by February 15, 1997 (provided that the right to terminate this Agreement under this Section 7.1(e) shall not be available to NorAm if (x) the S-4 shall not have been declared effective by the SEC at least 45 days prior to the date of termination or (y) HII would be entitled to terminate this Agreement under Section 7.1(d) or (f)); (iii) HII, HL&P or Merger Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by HII of notice of such breach and is existing at the time of termination of this Agreement);
         (iv) any representation or warranty of HII or HL&P contained in this Agreement shall not be true in all material respects when made or on or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date) provided such breach has not been cured within 30 days following receipt by HII of notice of such breach and is existing at the time of termination of this Agreement, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in Section 3.2 hereof) could not reasonably be expected to have a Material Adverse Effect on HII; or
         (v) after the date hereof there has been any Material Adverse Change with respect to HII, except for general economic changes or changes that may affect the industries of HII or any of its Subsidiaries generally;

                 (f) by HII, if (i) the Board of Directors of NorAm shall have withdrawn or modified, in any manner which is adverse to HII, HL&P or Merger Sub, its recommendation or approval of the NorAm Merger or this Agreement and the transactions contemplated hereby or shall have resolved to do so, or (ii) the Board of Directors of NorAm shall have recommended to the stockholders of NorAm any Acquisition Proposal or any transaction described in the definition of Acquisition Proposal, or shall have resolved to do so; or

                 (g) by NorAm, prior to approval of this Agreement by NorAm's stockholders, if NorAm shall exercise the right specified in clause (ii) of Section 4.3(a); provided that NorAm may not effect such termination pursuant to this Section 7.1(g) unless and until (i) NorAm gives HII at least one week's prior notice of its intention to effect such termination pursuant to this Section 7.1(g); (ii) during such week, NorAm shall, and shall cause its respective financial and legal advisors to, negotiate with HII to make such adjustments in the terms and conditions of this Agreement as would enable NorAm to proceed with the transactions contemplated herein; and (iii) NorAm pays the amounts required by Section 7.2 concurrently with such termination.

                 7.2      Effect of Termination.

                 (a) In the event of termination of this Agreement by any party hereto as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of HII, HL&P, Merger Sub or NorAm except (i) with respect to this Section 7.2, the second and third sentences of Section 5.4, and
         Section 9.1, and (ii) to the extent that such termination results from the willful breach (except as provided in Section 9.8) by a party hereto of any of its representations or warranties or of any of its covenants or agreements contained in this Agreement.

                 (b) If (i) HII or NorAm terminates this Agreement pursuant to Section 7.1(f)(ii) or 7.1(g) or (ii) HII terminates this Agreement pursuant to Section 7.1(b)(ii) or 7.1(f)(i) and at the time of such termination or prior to the NorAm Stockholders' Meeting there shall have been an Acquisition Proposal, NorAm shall, on the day of such termination, pay HII a fee of $75 million in cash by wire transfer of immediately available funds to an account designated by HII.

                 (c) If HII terminates this Agreement pursuant to Section 7.1(d)(i) or 7.1(d)(ii), in either case as a result of a willful breach of this Agreement by NorAm, and Section 7.2(b)(ii) shall not apply, NorAm shall, on the day of such termination, pay HII a fee of $35 million in cash by wire transfer of immediately available funds to an account designated by HII.

                 (d) If HII terminates this Agreement pursuant to Section 7.1(b)(ii) or 7.1(f)(i) and Section 7.2(b)(ii) shall not apply, NorAm shall, on the day of such termination, pay HII a fee of $10 million in cash by wire transfer of immediately available funds to an account designated by HII.

                 (e)      If NorAm terminates this Agreement pursuant to
         Section 7.1(e)(ii) or (iii), in either case as result of a willful breach of this Agreement by HL&P, HII or Merger Sub, HII shall, on the day of such termination, pay NorAm a fee of $35 million in cash by wire transfer of immediately available funds to an account designated by NorAm.

                 (f)      If NorAm terminates this Agreement pursuant to
         Section 7.1(b)(ii) or 7.1(e)(i), HII shall, on the day of such termination, pay NorAm a fee of $10 million in cash by wire transfer of immediately available funds to an account designated by NorAm.

                 (g)      If within 12 months of any termination described in
         Section 7.2(c) or (d) above, NorAm agrees to or consummates an Acquisition Proposal, then upon the signing of a definitive agreement relating to such an Acquisition Proposal, or, if no such agreement is signed, then at the closing of such Acquisition Proposal, NorAm shall pay HII a fee equal to $75 million in cash minus any amounts as may have been previously paid by NorAm pursuant to this Section 7.2 by wire transfer of immediately available funds to an account designated by HII.

                 7.3 Expenses. The parties agree that the agreements contained in Section 7.2 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything to the contrary contained in Section 7.2, if one party fails to promptly pay to the other any fee due under Section 7.2, in addition to any amounts paid or payable pursuant to such section, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

                 7.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Mergers by the shareholders of HII and/or the stockholders of NorAm, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders or stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                 7.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                ARTICLE VIII

                             ALTERNATIVE MERGER

                 8.1      Alternative Merger.

                 (a) If HL&P, after consultation with its legal counsel, determines that upon consummation of the transactions contemplated herein the HII/HL&P Merger Surviving Corporation would not be an exempt "public utility holding company" under Section 3(a)(2) of the 1935 Act, or any rules or regulations promulgated by the SEC under the 1935 Act, then notwithstanding the other provisions of this Agreement, NorAm and HII shall be merged with and into HL&P, with HL&P being the surviving corporation (the "Alternative

         Merger"), and the other provisions of Sections 8.1 through 8.4 shall be applicable to NorAm, HII, HL&P and the Alternative Merger.
         Such determination may be made before or after (i) NorAm's stockholders approve this Agreement and the NorAm Merger (or in lieu thereof and only in the circumstances set forth in this Section 8.1 or
         Section 8.5, the Alternative Merger or the Second Alternative Merger, respectively) or (ii) HII's shareholders approve this Agreement, the HII/HL&P Merger and the issuance of the Stock Consideration in the NorAm Merger (or in lieu of the Mergers and only in the circumstances set forth in this Section 8.1 or Section 8.5, the Alternative Merger or the Second Alternative Merger, respectively).

                 (b) At the Alternative Merger Effective Time (as hereinafter defined), each of NorAm and HII shall be merged with and into HL&P in accordance with the TBCA and the DGCL. As soon as practicable at or after the Closing, articles of merger, prepared and executed in accordance with the relevant provisions of the TBCA, with respect to the Alternative Merger (the "Alternative Merger Articles of Merger"), shall be filed with the Secretary of State of the State of Texas and a certificate of merger, prepared and executed in accordance with the relevant provisions of the DGCL, with respect to the Alternative Merger (the "Alternative Merger Certificate of Merger"), shall be filed with the Secretary of State of the State of Delaware. The Alternative Merger Articles of Merger and the Alternative Merger Certificate of Merger shall state that the Alternative Merger shall become effective immediately upon the later of (i) the filing of the Alternative Merger Articles of Merger with the Secretary of State of the State of Texas and (ii) the filing of the Alternative Merger Certificate of Merger with the Secretary of State of the State of Delaware, or, if agreed to by HL&P, HII and NorAm, at such time thereafter as is provided in the Alternative Merger Articles of Merger and the Alternative Merger Certificate of Merger. The Alternative Merger shall become effective at the later of (i) the time of the issuance of the certificate of merger with respect to the Alternative Merger by the Secretary of State of the State of Texas and (ii) the time that the Alternative Merger Certificate of Merger shall be duly filed with the Secretary of State of the State of Delaware or, if a later effective time was provided in the Alternative Merger Articles of Merger and the Alternative Merger Certificate of Merger, such later time (the "Alternative Merger Effective Time").

                 8.2      Effects of the Alternative Merger.

                 (a) At the Alternative Merger Effective Time: (i) each of NorAm and HII shall be merged with and into HL&P, the separate existence of NorAm and HII shall cease and HL&P shall continue as the surviving corporation (NorAm, HII and HL&P are sometimes referred to herein as the "Alternative Merger Constituent Corporations" and HL&P is sometimes referred to herein as the "Alternative Merger Surviving Corporation"); (ii) Article I and Article VI of the Restated Articles of Incorporation of HL&P shall be amended as set forth in Exhibit A hereto and, as so amended, such Restated Articles of Incorporation shall be the Articles of Incorporation of the Alternative Merger Surviving Corporation; and (iii) the Bylaws of HII as in effect immediately prior to the Alternative Merger Effective Time shall be the Bylaws of the Alternative Merger Surviving Corporation.

                 (b) The directors and officers of HII at the Alternative Merger Effective Time shall, from and after the Alternative Merger Effective Time, be the initial directors and officers of the Alternative Merger Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Alternative Merger Surviving Corporation's Articles of Incorporation and Bylaws.

                 (c) The Alternative Merger shall have the effects set forth in this Section 8.2 and the applicable provisions of the TBCA and the DGCL.

                 8.3 Effect of the Alternative Merger on the Capital Stock of the Alternative Merger Constituent Corporations; Exchange of Certificates. All of the provisions of this Agreement shall apply to the Alternative Merger, except that (i) references to the HII/HL&P Merger Effective Time, the NorAm Merger Effective Time and the Effective Time shall be deemed to be references to the Alternative Merger Effective Time, (ii) references to the HII/HL&P Merger Surviving Corporation and the NorAm Merger Surviving Corporation shall be deemed to be references to the Alternative Merger Surviving Corporation and
(iii) references to the HII/HL&P Merger and the NorAm Merger shall be deemed to be references to the Alternative Merger.

                 8.4 Amendment to This Agreement. If, pursuant to Section 8.1(a), it is decided that the Alternative Merger should be consummated, the parties hereto shall forthwith execute an appropriate amendment to this Agreement, which amendment (i) shall reflect any and all changes required to be made to this Agreement so that the representations, warranties, covenants and agreements of the parties contained herein relating to (x) the HII/HL&P Merger or the NorAm Merger or (y) the conduct of the HII/HL&P Merger Surviving Corporation or the NorAm Merger Surviving Corporation after the relevant Effective Time, shall apply to the Alternative Merger and the Alternative Merger Surviving Corporation, respectively, and (ii) shall not require further approval of the stockholders of NorAm or of the shareholders of HII.

                 8.5      The Second Alternative Merger.

                 (a) The parties hereto acknowledge that in the absence of applicable regulatory constraints under the 1935 Act, it would be preferable for NorAm to merge with and into Merger Sub, with Merger Sub being the surviving corporation, and for the HII/HL&P Merger not to be effected. Accordingly, if, at the time at which all of the conditions to the parties' respective obligations to consummate the Mergers have been satisfied or waived, no such constraints under the 1935 Act shall require the Mergers to occur, then notwithstanding the other provisions of this Agreement, the parties hereto shall effect the Second Alternative Merger in lieu of the Mergers (and in lieu of the Alternative Merger), and other provisions of Sections 8.5 through
         8.8 shall be applicable to NorAm, HII, HL&P and the Second Alternative Merger.

                 (b) At the Second Alternative Merger Effective Time (as hereinafter defined), NorAm shall be merged with and into Merger Sub in accordance with the DGCL. As soon as practicable at or after the Closing, a certificate of merger, prepared and executed in accordance with the relevant provisions of the DGCL, with respect to the Second Alternative Merger (the "Second Alternative Merger Certificate of Merger"), shall be filed with the Secretary of State of the State of Delaware. The Second Alternative Merger Certificate of Merger shall state that the Second Alternative Merger shall become effective immediately upon the filing of the Second Alternative Merger Certificate of Merger with the Secretary of State of the State of Delaware, or, if agreed to by HII and NorAm, at such time thereafter as is provided in the Second Alternative Merger Certificate of Merger. The Second Alternative Merger shall become effective at the time that the Second Alternative Merger Certificate of Merger shall be duly filed with the Secretary of State of the State of Delaware or, if a later effective time was provided in the Second Alternative Merger Certificate of Merger, such later time (the "Second Alternative Merger Effective Time").

                 8.6      Effects of the Second Alternative Merger.

                 (a) At the Second Alternative Merger Effective Time: (i) NorAm shall be merged with and into Merger Sub, the separate existence of NorAm shall cease and Merger Sub shall continue as the surviving corporation (NorAm and Merger Sub are sometimes referred to herein as the "Second Alternative Merger Constituent Corporations" and Merger Sub is sometimes referred to herein as the "Second Alternative Merger Surviving Corporation"); (ii) the Certificate of Incorporation of Merger Sub shall be amended to change the name of Merger Sub to "NorAm Energy Corp.," and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Second Alternative Merger Surviving Corporation; and (iii) the Bylaws of Merger Sub as in effect immediately prior to the Second Alternative Merger Effective Time shall be the Bylaws of the Second Alternative Merger Surviving Corporation.

                 (b) The directors of Merger Sub at the Second Alternative Merger Effective Time shall, from and after the Second Alternative Merger Effective Time, be the initial directors of the Second Alternative Merger Surviving Corporation and the officers of NorAm at the Second Alternative Merger Effective Time shall, from and after the Second Alternative Merger Effective Time, be the initial officers of the Second Alternative Merger Surviving Corporation, and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Second Alternative Merger Surviving Corporation's Certificate of Incorporation and Bylaws.

                 (c) The Second Alternative Merger shall have the effects set forth in this Section 8.6 and the applicable provisions of the DGCL.

                 8.7 Effect of the Second Alternative Merger on the Capital Stock of the Second Alternative Merger Constituent Corporations; Exchange of Certificates. All of the provisions of this Agreement shall apply to the Second Alternative Merger, except that (i) references to the HII/HL&P Merger Effective Time, the NorAm Merger Effective Time and the Effective Time shall be deemed to be references to the Second Alternative Merger Effective Time,
(ii) references to the HII/HL&P Merger Surviving Corporation and the NorAm Merger Surviving Corporation shall be deemed to be references to the Second Alternative Merger Surviving Corporation, (iii) references to the HII/HL&P Merger and the NorAm Merger shall be deemed to be references to the Second Alternative Merger and (iv) references to HL&P Common Stock shall be deemed to be references to HII Common Stock.

                 8.8 Amendment to This Agreement. If, pursuant to Section 8.5(a), it is decided that the Second Alternative Merger should be consummated, the parties hereto shall forthwith execute an appropriate amendment to this Agreement, which amendment (i) shall reflect any and all changes required to be made to this Agreement so that the representations, warranties, covenants and agreements of the parties contained herein relating to (x) the HII/HL&P Merger or the NorAm Merger or (y) the conduct of the HII/HL&P Merger Surviving Corporation or the NorAm Merger Surviving Corporation after the relevant Effective Time, shall apply to the Second Alternative Merger and the Second Alternative Merger Surviving Corporation, respectively, and (ii) shall not require further approval of the stockholders of NorAm or of the shareholders of HII.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                 9.1 Payment of Expenses. Each party hereto shall pay its own expenses incident to preparing for entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Mergers shall be consummated, except that the filing fees with respect to the Joint Proxy Statement and the S-4 shall be shared equally by HL&P and NorAm.

                 9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and any liability for breach or violation thereof shall terminate absolutely and be of no further force and effect at and as of the Effective Time, except for the agreements contained in Article II, Sections
5.10 through 5.14 and 7.2 and Articles VIII and IX, the agreements delivered pursuant to Section 5.8 and the representations, covenants and agreements contained in Section 5.18. The Confidentiality Agreements shall survive the execution and delivery of this Agreement, and the provisions of the Confidentiality Agreements shall apply to all information and material delivered hereunder.

                 9.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

                          (a)     if to HII, HL&P or Merger Sub, to:

                                  Houston Industries Incorporated
                                  Houston Industries Plaza
                                  1111 Louisiana Street
                                  Houston, Texas 77002-5231
                                  Attention: Chief Executive Officer

                                  with copies to:

                                  Hugh Rice Kelly
                                  Senior Vice President and General Counsel
                                  Houston Industries Incorporated
                                  Houston Industries Plaza
                                  1111 Louisiana Street
                                  Houston, Texas 77002-5231

                                  Stephen A. Massad
                                  Baker & Botts, L.L.P.
                                  One Shell Plaza
                                  910 Louisiana Street
                                  Houston, Texas 77002-4995

                            and (b) if to NorAm, to:

                                  NorAm Energy Corp.
                                  1600 Smith Street
                                  11th Floor
                                  Houston, Texas 77002
                                  Attention: Chief Executive Officer

                          with copies to:

                                  Hubert Gentry, Jr.
                                  Senior Vice President and General Counsel
                                  NorAm Energy Corp.
                                  1600 Smith Street
                                  11th Floor
                                  Houston, Texas 77002

                                  Gerry D. Osterland
                                  Jones, Day, Reavis & Pogue
                                  555 West Fifth Street
                                  Suite 4600
                                  Los Angeles, California 90013-1025

                 9.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular.

                 9.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                 9.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreements and any other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) except as provided in Sections 5.9 through 5.12, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Notwithstanding the foregoing or any provision in this Agreement to the contrary, each individual who is an employee or former employee of NorAm or any NorAm Affiliate at the Effective Time shall be a third party beneficiary with respect to the provisions of Sections 5.9 through 5.11 relating to such employee's compensation or benefits with full authority to enforce such provision as if such employee or former employee were a party to this Agreement.

                 9.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof, except to the extent the DGCL is required to govern the NorAm Merger, the Alternative Merger or the Second Alternative Merger, as the case may be.

                 9.8 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article VII hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall not incur any liability or obligation unless such party breached its obligations under Section 5.7 or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

                 9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any newly formed, direct wholly owned Subsidiary of HII, which Subsidiary would then be substituted for Merger Sub for purposes of this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                 IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.


                                      HOUSTON INDUSTRIES INCORPORATED


                                      By:  /s/ DON D. JORDAN
                                          -------------------------------------
                                           Don D. Jordan
                                           Chairman and Chief Executive Officer



                                      HOUSTON LIGHTING & POWER COMPANY


                                      By:  /s/ DON D. JORDAN
                                          -------------------------------------
                                           Don D. Jordan
                                           Chairman and Chief Executive Officer


                                      HI MERGER, INC.


                                      By:  /s/ DON D. JORDAN
                                          -------------------------------------
                                           Don D. Jordan
                                           Chairman and Chief Executive Officer


                                      NORAM ENERGY CORP.


                                      By:  /s/ T. MILTON HONEA
                                          -------------------------------------
                                           T. Milton Honea
                                           Chairman of the Board, President and
                                             Chief Executive Officer

                                                                       Exhibit A

                Amendments to Restated Articles of Incorporation
                                       of
                        Houston Lighting & Power Company


                 The following amendments to the Restated Articles of Incorporation of HL&P will be made, subject to shareholder approval, at the HII/HL&P Merger Effective Time or the Alternative Merger Effective Time, as the case may be, in order to (i) change the name of the HII/HL&P Merger Surviving Corporation or the Alternative Merger Surviving Corporation, as the case may be, (ii) change the authorized capital stock of the HII/HL&P Merger Surviving Corporation or the Alternative Merger Surviving Corporation, as the case may be, and (iii) change the terms of the common stock of the HII/HL&P Merger Surviving Corporation or the Alternative Merger Surviving Corporation, as the case may be.

                 FIRST: The first amendment alters or changes Article I of the Restated Articles of Incorporation and the full text of such altered article is as follows:

                 "The name of this corporation is 'Houston Industries Incorporated.'"

                 SECOND: The second amendment alters or changes the first paragraph of Article VI of the Restated Articles of Incorporation and the full text of such altered paragraph is as follows:

                 "The number of shares of the total authorized capital stock of the Company is 410,000,000(1) shares, of which 10,000,000 shares are classified as Preferred Stock, without par value, and the balance of 400,000,000(1) shares are classified as Common Stock, without par value."

                 THIRD: The third amendment alters or changes "Division C--The Common Stock" of Article VI of the Restated Articles of Incorporation and the full text of such altered division is as follows:

                 "1.      Dividends.  Dividends may be paid on the Common Stock
out of any assets of the Company available for such dividends after full cumulative dividends on all outstanding shares of capital stock of all series ranking senior to the Common Stock in respect of dividends and liquidation rights (referred to in this Division C as "stock ranking senior to the Common Stock") have been paid, or declared and a sum sufficient for the payment thereof set apart, for all past quarterly dividend periods, and after or concurrently with making payment of or provision for dividends on the stock ranking senior to the Common Stock for the then current quarterly dividend period.

__________________

(1) or such other number as may be permitted by Section 4.2(a)(iii) and Section 4.2(b).

                 2. Distribution of Assets. In the event of any liquidation, dissolution or winding up of the Company, or any reduction or decrease of its capital stock resulting in a distribution of assets to the holders of its Common Stock, after there shall have been paid to or set aside for the holders of the stock ranking senior to the Common Stock the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Company available for distribution to its stockholders. The Board of Directors, by vote of a majority of the members thereof, may distribute in kind to the holders of the Common Stock such remaining assets of the Company, or may sell, transfer or otherwise dispose of all or any of the remaining property and assets of the Company to any other corporation or other purchaser and receive payment therefor wholly or partly in cash or property, and/or in stock of any such corporation, and/or in obligations of such corporation or other purchaser, and may sell all or any part of the consideration received therefor and distribute the same or the proceeds thereof to the holders of the Common Stock.

                 3. Voting Rights. Subject to the voting rights expressly conferred under prescribed conditions upon the stock ranking senior to the Common Stock, the holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes."